Exhibit 10.11

LEASE

11525 SOUTH STREET

CERRITOS, CALIFORNIA

CERRITOS WEST COVENANT GROUP LLC,

a Nevada limited liability company

as Landlord

and

YOSHIHARU CERRITOS,

a California Corporation,

dba “Yoshiharu Japanese Ramen”

as Tenant

LEASE

EXHIBIT A	- GENERAL SITE PLAN
EXHIBIT A-1	- LEGAL DESCRIPTION OF PROJECT
EXHIBIT B	- PREMISES FLOOR PLAN
EXHIBIT C	- CONSTRUCTION PROVISIONS
EXHIBIT D	- SIGN CRITERIA
EXHIBIT E	- FORM OF GUARANTY OF LEASE
EXHIBIT F	- RULES AND REGULATIONS
EXHIBIT G	- EXCLUSIVE AND PROHIBITED USES
EXHIBIT H	- FORM OF LANDLORD’S SUBORDINATION OF LIEN

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LEASE

This Lease (“Lease”) is entered into as of the “Effective Date” (as defined in Section 1.1 below) by and between “Landlord” and “Tenant” (each as defined in Sections 1.2 and 1.3 below).

ARTICLE 1. - BASIC LEASE PROVISIONS

1.1	Effective Date: March 2nd, 2021.

1.2	Landlord: CERRITOS WEST COVENANT GROUP LLC, a Nevada limited liability company, CERRITOS WEST EXCHANGE I LLC, a Nevada limited liability company and CERRITOS WEST EXCHANGE II LLC, a Nevada limited liability company, as tenants in common.

1.3	Tenant: YOSHIHARU CERRITOS, a California Corporation, dba “Yoshiharu Japanese Ramen”.

1.4	Premises: That certain premises located at 11533 South Street, Cerritos, California 90703, within that certain multi-tenant building located at 11529 – 11549 South Street, Cerritos, California 90703 (the “Building”) within the Project, as depicted on the site plan attached hereto as Exhibit A and the floor plan attached hereto as Exhibit B.

1.5	Floor Area of Premises: One thousand two hundred sixty-four (1,264) square feet. (Article 2)

1.6	Project: A portion of “Cerritos Promenade” located at 11401 Gridley Road, in Cerritos, California 90703, as generally depicted on the site plan attached hereto as Exhibit A and legally described on Exhibit A-1 attached hereto.

1.7	Time to Complete Tenant’s Work: One hundred twenty (120) days following the Possession Date (as defined in Section 4.1). (Article 3)

1.8	Initial Term: Ten (10) Lease Years. (Article 3)

1.9	Options to Extend: Two (2) Option Terms of five (5) Lease Years each. (Article 3)

1.10	Minimum Annual Rent: (Article 5)

Lease Years	Monthly MAR	Annual MAR	Annual MAR/SF
1	$5,688.00	$68,256.00	$54.00
2	$5,858.64	$70,303.68	$55.62
3	$6,034.55	$72,414.56	$57.29
4	$6,215.72	$74,588.64	$59.01
5	$6,402.16	$76,825.92	$60.78
6	$6,593.87	$79,126.40	$62.60
7	$6,791.89	$81,502.72	$64.48
8	$6,995.19	$83,942.24	$66.41
9	$7,204.80	$86,457.60	$68.40
10	$7,420.73	$89,048.80	$70.45

Option Terms
11 - 15	*FMV	*FMV	*FMV
16 - 20	*FMV	*FMV	*FMV

*As determined for the first (1st) Lease Year in accordance with Section 5.2 with three percent (3%) annual increases thereafter.

One month’s Minimum Annual Rent and Tenant’s estimated share of one (1) month’s Common Area Costs, Taxes and Insurance are due upon Lease execution.

1.11	Percentage Rent: None. (Article 5)

1.12	Use of Premises: The Premises shall be used solely for the operation of a first-class, quick-serve or fast-casual restaurant operating under Tenant’s Trade Name specializing in the preparation and retail sale of Japanese ramen noodle entrees and other related Japanese menu items as reflected on the website www.yoshiharuramen.com (the “Permitted Use”), and for no other purpose, use or trade name whatsoever. Additionally, in connection with Tenant’s operation of the permitted restaurant from the Premises, provided all necessary approvals pursuant to the Agreements are obtained, Tenant may sell beer and wine for on-Premises consumption only, subject to the following terms and conditions: (i) Tenant shall obtain, continuously maintain and comply with, at Tenant’s sole cost and expense, (A) any and all necessary permits, licenses and/or governmental or quasi-governmental approvals required for the sale of beer and wine (copies of which permits, licenses and/or approvals shall be provided to Landlord and shall be conspicuously posted in the Premises at all times), and (B) the liquor law liability insurance required pursuant to Section 13.1(a) of this Lease, and (ii) Tenant’s right to sell beer and wine shall be limited to incidental sales made in connection with the operation of the permitted restaurant from the Premises (i.e., in no event shall the Premises be used primarily as a bar, tavern or cocktail lounge or otherwise primarily for the sale of alcoholic beverages). Notwithstanding anything in the foregoing to the contrary, in no event shall Tenant use or permit the use of the Premises for any purposes which would breach any covenant of or affecting Landlord concerning radius, location, use or exclusivity in any other lease, financing agreement, or other agreement relating to the Project including, without limitation, the OEA and other Agreements (as defined in Article 19) and the exclusive and prohibited uses set forth on Exhibit G. (Article 9)

1.13	Tenant’s Trade Name: “Yoshiharu Japanese Ramen”. (Article 9)

1.14	Initial Promotional Assessment: None. (Article 12)

1.15	Promotional Charge: None.

1.16	Security Deposit: Six Thousand Seven Hundred Thirty-Seven and 12/100 Dollars ($6,737.12). (Article 20)

1.17	Guarantor: JAMES CHAE and JENNIE Y. CHAE, husband and wife, jointly and severally, on behalf of each of their marital, community and sole and separate property estates. (Exhibit E)

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1.18	Notices:

To Landlord:

Cerritos West Covenant Group LLC

2460 Paseo Verde Parkway, Suite 145

Henderson, Nevada 89074

Attention: Real Estate Department

To Tenant:

Yoshiharu Cerritos

6940 Beach Blvd., Unit D-705

Buena Park, CA 90621

Attention: James Chae

E-Mail: jchae@apiis.com

(Article 20)

1.19	Commencement Date: The earlier to occur of: (a) the date Tenant initially opens for business to the public in the Premises, or (b) the date immediately following the expiration of the period set forth in Section 1.7. (Article 3)

1.20	Rent Commencement Date: Rent shall commence on the Commencement Date.

1.21	Opening and Operating Covenants: Tenant shall open and operate as a fully fixturized, stocked and staffed “Yoshiharu Japanese Ramen” restaurant no later than the Required Opening Date (as defined in Section 9.2) and shall thereafter continuously operate from the Premises in accordance with Section 1.12 above and Section 9.2 below.

1.22	Radius Restriction: Three (3) miles. (Article 9)

1.23	Signage: Subject to conformance with Landlord’s Sign Criteria attached hereto as Exhibit D, the OEA, the Agreements (as defined in Section 19) and applicable governmental standards, and subject to Landlord’s approval, not to be unreasonably withheld, Tenant shall provide its standard signage on the Building elevations designated by Landlord. (Article 9)

1.24	Landlord’s Work: As described in, and in accordance with, Exhibit C.

1.25	Tenant Improvement Allowance: Landlord shall provide Tenant with a Tenant Improvement Allowance in an amount not to exceed Forty-Four Thousand Two Hundred Forty and 00/100 Dollars ($44,240.00) (based upon $35.00 per square foot of Floor Area). Said Tenant Improvement Allowance shall be paid within thirty (30) days from Tenant’s opening for business and provision of its contractors’ lien releases, and satisfaction of the remaining conditions set forth in this Lease. (Article 20)

1.26	Broker(s): Jones Lang LaSalle represents the Landlord (“Landlord’s Broker”) and Andrew Yun represents the Tenant (“Tenant’s Broker”). Landlord shall pay Landlord’s Broker a real estate brokerage commission (the “Commission”) per a separate agreement by and between Landlord and Landlord’s Broker; Landlord’s Broker shall pay Tenant’s Broker a Commission per a separate agreement by and between Landlord’s Broker and Tenant’s Broker. (Article 20)

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ARTICLE 2. - PREMISES

2.1 Premises. Landlord leases to Tenant and Tenant leases from Landlord, for the “Term” (as defined in Article 3) and upon the covenants and conditions set forth in this Lease, the premises described in Section 1.4 (“Premises”). The Premises shall specifically include the roof, floor slab and foundations, and structural and exterior walls which are a part of or immediately adjacent to the Premises.

2.2 Reservation. Landlord reserves the right to use the exterior walls, floor, roof and plenum in, above and below the Premises for the repair, maintenance, use and replacement of pipes, ducts, utility lines and systems, structural elements serving the Project and for such other purposes as Landlord deems necessary. In exercising its rights reserved herein, Landlord shall not unreasonably interfere with the operation of Tenant’s business on the Premises.

2.3 Floor Area. “Floor Area”, as used in this Lease, means all areas designated by Landlord for the exclusive use of a tenant measured from the exterior surface of exterior walls (and extensions, in the case of openings) and from the center of interior demising walls, and shall include, but not be limited to, restrooms, mezzanines to the extent utilized for retail sales, warehouse or storage areas, clerical or office areas and employee areas. The Premises contain approximately the number of square feet of Floor Area specified in Section 1.5. Landlord shall have the right, at Landlord’s sole option, during the first ninety (90) days following the Commencement Date to cause the Floor Area of the Premises to be remeasured by a licensed architect. Upon determination of the actual Floor Area of the Premises in the manner set forth above, the Minimum Annual Rent and all other charges payable by Tenant under this Lease which are determined with reference to the Floor Area of the Premises shall be adjusted accordingly.

2.4 Outdoor Patio Area. Subject to the OEA and Agreements and reasonable, written, non- discriminatory rules and regulations promulgated by Landlord and subject to compliance with applicable governmental requirements (including, without limitation, Tenant’s obtaining all necessary governmental approvals, licenses and permits [and without imposing additional parking requirements for such use], at Tenant’s sole cost), Tenant shall have the right to utilize the common outdoor patio area as generally shown on Exhibit A attached hereto (the “Outdoor Patio Area”) on a non-exclusive basis for on-site consumption of items sold from the Premises, as an incident to Tenant’s primary Permitted Use, in accordance with the first-class standards of customary operation of Tenant’s business, subject to the provisions of this Section. In no event shall Tenant have the right to terminate this Lease based upon the City’s, or other applicable governmental entity’s, refusal to grant Tenant the right to use the Outdoor Patio Area without imposing additional parking requirements. Landlord shall, as part of Outdoor Patio Maintenance Costs, acquire for such Outdoor Patio Area and arrange therein, certain furniture, which may include outdoor tables, chairs (if permitted by the OEA and the City), umbrellas and waste receptacles, the number, design, color and location of which (including any changes thereto) shall be determined by Landlord. Tenant’s use of the Outdoor Patio Area use shall not unreasonably interfere with pedestrian or vehicular traffic within the Project. Landlord shall maintain the Outdoor Patio Area in a neat, clean and orderly condition (collectively, the “Outdoor Patio Area Maintenance”). Tenant shall pay its prorata share of the costs incurred by Landlord in performing such Outdoor Patio Area Maintenance (the “Outdoor Patio Area Maintenance Costs”). Tenant’s prorata share of the Outdoor Patio Area Maintenance Costs shall equal a fraction, the numerator of which is the Floor Area of the Premises, and the denominator of which is the aggregate Floor Area of the premises (including the Premises) of all restaurant or food or beverage tenants whose customers have the express right to use the Outdoor Patio Area. Tenant shall reimburse Landlord for Tenant’s prorata share of the Outdoor Patio Area Maintenance Costs incurred by Landlord pursuant to this Section, plus an administration fee of fifteen percent (15%) of such costs incurred by Landlord, upon written demand by Landlord. Landlord’s approval under this Section will not be unreasonably withheld, conditioned or delayed.

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ARTICLE 3. - TERM

3.1 Term. This Lease shall be effective from and after the Effective Date. The term of this Lease (“Term”) shall commence on the Commencement Date. The Term shall continue, unless sooner terminated in accordance with the provisions of this Lease, for the number of Lease Years specified in Section 1.8 from the first day of the month following the Commencement Date. The term “Lease Year” shall mean each consecutive twelve (12) month period commencing after the Commencement Date, except if the Commencement Date is other than the first day of a calendar month, the first Lease Year shall commence on the Commencement Date and end on the last day of the twelfth full calendar month following the Commencement Date.

3.2 Extension Options. Provided that Tenant is not in default under this Lease beyond any applicable cure period at the time of exercise of an option to extend provided herein or at any time thereafter prior to the commencement of an Option Term (as hereinafter defined), Tenant shall have the option to extend the Term for two (2) additional periods of five (5) Lease Years each (each such period being referred to herein as an “Option Term”) only by giving Landlord written notice at least one hundred eighty (180) days before the expiration of the then Initial Term or the first Option Term, as the case may be. All of the terms, covenants, conditions, provisions and agreements applicable to the Initial Term shall be applicable to the Option Terms, except that the Minimum Annual Rent payable during each Option Term shall be increased in accordance with Section 1.10 above and Section 5.2 below. Time is of the essence with respect to Tenant’s exercise of the options to extend the Term provided herein. Tenant’s failure to exactly comply with the time requirements set forth herein shall cause the options provided herein to automatically cease and terminate and, in such event, this Lease shall terminate upon the expiration of the Initial Term or the first Option Term, as the case may be. All references in this Lease to the “Term” shall be deemed to mean the Initial Term as extended by the Option Terms, if and as applicable. The options to extend this Lease as described in this Section are personal to the original Tenant and to its successor following a Permitted Transfer (as defined in Section 16.4). If Tenant subleases any portion of the Premises or assigns or otherwise transfers any interest under this Lease to any person or entity other than in connection with a Permitted Transfer prior to the exercise of any option, such options and any succeeding option shall lapse.

ARTICLE 4. - POSSESSION AND CONSTRUCTION

4.1 As-Is. Except for Landlord’s Work (as such term is defined in Exhibit C), Tenant acknowledges that: (a) it has been advised by Landlord to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, fire sprinkler systems, security, environmental aspects, and compliance with applicable law), and their suitability for Tenant’s intended use, (b) Tenant has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Landlord, Landlord’s agents, nor any broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. Consequently, except for Landlord’s Work and the Building Systems Warranty (as such term is defined in Exhibit C), Tenant shall accept possession of the Premises in its “AS IS” condition, without representation or warranty by Landlord, except as may be otherwise expressly provided herein.

4.2 Delivery of Possession. Tenant shall accept possession of the Premises upon the Possession Date. As used herein, the term “Possession Date” means the later to occur of (i) the date Landlord tenders notice of delivery of the Premises to Tenant with Landlord’s Work substantially complete (“Delivery Notice”), or (ii) the earlier to occur of (a) Tenant’s receipt of its Building Permits (as defined in Section 20.11), and (b) the expiration of the Building Permit Period (as defined in Section 20.11). The Delivery Notice shall be conclusive and binding upon the parties hereto. Notwithstanding the foregoing to the contrary, if Landlord inadvertently fails to give Tenant the Delivery Notice prior to Tenant taking possession of the Premises, such notice shall be deemed given as of the date Tenant takes possession of the Premises. Landlord shall not be obligated to deliver possession of the Premises to Tenant until Landlord has received from Tenant all of the following: (a) the Security Deposit and first monthly installment of Minimum Annual Rent and Tenant’s estimated share of Common Area Costs, Taxes and Insurance for the first (1st) month of the Initial Term; (b) Final Plans (as defined in Exhibit C), if required by Landlord; (c) a copy of Tenant’s Building Permit, if applicable and if issued by such date; and (d) executed copies of policies of insurance or certificates thereof (as required under Article 13). If Landlord chooses not to deliver possession of the Premises to Tenant because one or more of the above items are not received by Landlord, the Possession Date shall not be affected thereby and the Possession Date shall be deemed to have occurred on the date Landlord would have tendered possession of the Premises if it were not for the failure to receive such item(s).

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4.3 Tenant’s Construction. Tenant shall commence construction of Tenant’s Work immediately following the Possession Date, and shall diligently prosecute same to completion. Tenant shall deliver to Landlord a copy of the certificate of occupancy for the Premises issued by the appropriate governmental agency upon completion of Tenant’s Work.

ARTICLE 5. - RENTAL

5.1 Minimum Annual Rent. Tenant shall pay the sum specified in Section 1.10 (“Minimum Annual Rent”) in monthly installments (as specified in such Section), in advance, on or before the first (1st) day of each month, without prior demand and without offset, abatement or deduction (except as expressly and specifically provided in this Lease), commencing on the Commencement Date. Should the Commencement Date be a day other than the first (1st) day of a calendar month, then the monthly installment of Minimum Annual Rent for the first partial month shall be equal to one-thirtieth (1/30th) of the monthly installment of Minimum Annual Rent for each day from the Commencement Date to the end of the partial month.

5.2 Adjustment to Minimum Annual Rent.

(a) The Minimum Annual Rent payable under Section 1.10 and this Article 5 during the Initial Term and the Option Terms, if applicable, shall be adjusted on each of the dates and to the amounts specified in Section 1.10.

(b) In addition to the foregoing, in the event Tenant exercises its right to extend the Term of this Lease for either Option Term, effective on the first day of each Option Term, Minimum Annual Rent for the first (1st) Lease Year of the subject Option Term shall be increased to the amount equal to the fair market rent of the Premises (meaning the fair market rent for the highest and best retail use of the Premises) as of the commencement of the subject Option Term, as determined by Landlord, the amount of which Landlord shall notify Tenant of prior to the commencement of the subject Option Term; provided, however, in no event shall Minimum Annual Rent for the first (1st) Lease Year of either Option Term be less than three percent (3%) greater than the Minimum Annual Rent in effect immediately prior to the subject Option Term.

(c) If Tenant objects to Landlord’s determination of the fair market rent of the Premises for the first (1st) Lease Year of either Option Term, Tenant shall, within fifteen (15) days after receipt of Landlord’s notice, notify Landlord in writing that Tenant disagrees with Landlord’s determination of fair market rent, whereupon Landlord and Tenant shall meet and attempt to resolve such disagreement. In the event that Landlord and Tenant are unable to agree upon the fair market rent of the Premises for the first (1st) Lease Year of the relevant Option Term within twenty (20) days following Tenant’s notice, then the fair market rent for the first (1st) Lease Year of the relevant Option Term shall be determined by appraisal in the manner provided below. Until such appraisal procedures are completed, Tenant shall pay to Landlord the amount of Minimum Annual Rent due immediately preceding the commencement of the relevant Option Term increased by an amount equal to three percent (3%). After such appraisal procedure is completed and the fair market rent for the for the first (1st) Lease Year of the relevant Option Term is established, Tenant shall promptly make payment to Landlord for any underpayment of Minimum Annual Rent owing for prior months.

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(d) The process for determining the fair market rent of the Premises by appraisal shall be as follows: The Premises shall be appraised by a Qualified Appraiser (as defined below) chosen by Landlord (“First Appraisal”) and the resulting appraisal report forwarded to Tenant. If the First Appraisal is deemed unacceptable by Tenant, then Tenant shall so advise Landlord in writing within ten (10) working days after receipt of the First Appraisal and Tenant shall have the right to engage a Qualified Appraiser to appraise the Premises (“Second Appraisal”) and the resulting appraisal report shall be forwarded to Landlord. In the event Landlord shall deem the Second Appraisal to be unacceptable, then Landlord shall advise Tenant within ten (10) working days after receipt of the Second Appraisal, and the first Qualified Appraiser and second Qualified Appraiser shall together choose a third Qualified Appraiser (the “Third Qualified Appraiser”) who shall appraise the Premises (“Third Appraisal”) and forward the resulting appraisal report to Landlord and Tenant. The Third Qualified Appraiser shall, within ten (10) days of its appointment, review the First Appraisal and the Second Appraisal and such other information as it shall deem necessary and shall determine which of the two appraisals is closer to the actual fair market rent for the first (1st) Lease Year of the relevant Option Term. The Third Qualified Appraiser shall be instructed, in deciding whether the Landlord’s determination of the fair market rent (as set forth in the First Appraisal) or the Tenant’s determination of the fair market rent (as set forth in the Second Appraisal) is closer to the actual fair market rent, to use the criteria as to the determination fair market rent set forth above. The Third Qualified Appraiser shall not establish its own fair market rent, and must select either the First Appraisal or the Second Appraisal and shall immediately and concurrently notify the parties of its selection. The fair market rent determined by the First Appraiser or the Second Appraiser and selected as the one closer to the actual fair market rent by the Third Qualified Appraiser shall be the Minimum Annual Rent payable by Tenant for the first (1st) Lease Year of the relevant Option Term; provided, however, in no event shall Minimum Annual Rent for the first (1st) Lease Year of either Option Term be less than three percent (3%) greater than the Minimum Annual Rent in effect immediately prior to the relevant Option Term. The cost of the First Appraisal shall be borne by Landlord. The cost of the Second Appraisal shall be borne by Tenant. The cost of the Third Appraisal shall be borne by the party whose appraisal was not selected by the Third Appraiser. As used in this Section, the term “Qualified Appraiser” means an MAI appraiser or licensed commercial real estate broker with no less than ten (10) years of experience appraising retail property in Los Angeles County, California.

(e) Commencing on the first (1st) day of the second (2nd) Lease Year of the relevant Option Term, and annually thereafter during the remainder of such Option Term, the Minimum Annual Rent then-in-effect shall be increased by an amount equal to three percent (3%).

5.3 Gross Sales Reporting.

(a) Intentionally Omitted.

(b) Upon Landlord’s request made not more frequently than once per year, Tenant shall furnish or cause to be furnished to Landlord a statement of the annual Gross Sales of Tenant within ten (10) days after Landlord’s request. Such statements shall be in a form mutually acceptable to Landlord and Tenant. Such statements shall be certified as an accurate accounting of Tenant’s Gross Sales by an authorized representative of Tenant. Landlord hereby agrees to keep such gross sales statements confidential and shall not disclose same to anyone other than its lenders and prospective lenders, buyers and prospective buyers, employees, attorneys, accountants and other consultants or as required by applicable law or court of competent jurisdiction. Landlord shall use its commercially reasonable efforts to require any of those recipients to keep such reports confidential.

(c) “Gross Sales”, as used in this Lease, shall mean the gross selling price of all merchandise or services sold or rented in or from the Premises by Tenant, its subtenants, licensees and concessionaires, whether for cash or on credit and whether made by store personnel or by machines or whether made by catalogue or internet sale (from on or off the Premises), excluding therefrom the following: (i) sales taxes, excise taxes or gross receipts taxes imposed by governmental entities upon the sale of merchandise or services, but only if collected from customers separately from the selling price and paid directly to the respective governmental entities; (ii) proceeds from the sale of fixtures, equipment or property which are not stock in trade; (iii) the selling price of all merchandise returned by customers and accepted for full credit; (iv) interest or other charges paid by customers for extension of credit; and (v) receipts from vending machines used solely by Tenant’s employees (the “Exclusions from Gross Sales”). Tenant shall use its reasonable good faith efforts to maximize Gross Sales from the Premises.

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5.4 Additional Rent. Tenant shall pay, as “Additional Rent”, without offset, abatement or deduction (except as expressly set forth herein), all sums required to be paid by Tenant to Landlord pursuant to this Lease in addition to Minimum Annual Rent. Landlord shall have the same rights and remedies for the nonpayment of Additional Rent as it has with respect to the nonpayment of Minimum Annual Rent.

5.5 Late Payments. If Tenant fails to pay when the same is due any Minimum Annual Rent or Additional Rent, the unpaid amounts shall bear interest at the Interest Rate, as defined in Section 20.10(d), from the date the unpaid amount was initially due, to and including the date of payment. In addition, if any installment of Minimum Annual Rent or Additional Rent is not received by Landlord when due, Tenant shall immediately pay to Landlord a late charge equal to ten percent (10%) of the delinquent amount. Landlord and Tenant agree that this late charge represents a reasonable estimate of the costs and expenses Landlord will incur and is fair compensation to Landlord for its loss suffered by reason of late payment by Tenant. If Tenant shall issue a check to Landlord which is dishonored by Tenant’s depository bank and returned unpaid for any reason, including without limitation, due to insufficient funds in Tenant’s checking account, Tenant shall pay to Landlord in addition to any other rights or remedies available to Landlord pursuant to this Lease, the sum of One Hundred and 00/100 Dollars ($100.00) for Landlord’s administrative expense in connection therewith.

5.6 Place of Payment. Tenant shall pay Minimum Annual Rent and Additional Rent to Landlord at the address specified in Section 1.18, or to such other address and/or person as Landlord may from time to time designate in writing to Tenant.

ARTICLE 6. - TENANT FINANCIAL DATA

6.1 Intentionally Omitted.

6.2 Intentionally Omitted.

6.3 Intentionally Omitted.

6.4 Financial Statements. Within fifteen (15) business days after Landlord’s written request, Tenant shall furnish, and cause Guarantor to furnish, Landlord with financial statements or other reasonable financial information reflecting Tenant’s and Guarantor’s current financial condition, certified by Tenant or its financial officer and Guarantor, respectively. If Tenant is a publicly-traded corporation, delivery of Tenant’s last published financial information shall be satisfactory for purposes of this Section. Landlord hereby agrees to keep such financial statements confidential and shall not disclose same to anyone other than its lenders and prospective lenders, buyers and prospective buyers, employees, attorneys, accountants and other consultants or as required by applicable law or court of competent jurisdiction.

ARTICLE 7. - TAXES

7.1 Real Property Taxes.

(a) As used in this Lease, the term “Taxes” shall include any form of tax or assessment, license fee, license tax, possessory interest tax, tax or excise on rental, or any other levy, charge, expense or imposition imposed by any Federal, state, county or city authority having jurisdiction, or any political subdivision thereof, or any school, agricultural, lighting, drainage or other improvement or special assessment district on any interest of Landlord or Tenant in the Project. The term “Taxes” shall not include Landlord’s general income taxes, inheritance, estate or gift taxes.

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(b) From and after the Commencement Date, Tenant shall pay to Landlord, as Additional Rent, a share of the Taxes pursuant to subparagraph (c) below. Taxes for any partial year shall be prorated. Landlord, at its option, may collect Tenant’s payment of its share of Taxes after the actual amount of Taxes are ascertained or in advance, monthly or quarterly, based upon estimated Taxes. If Landlord elects to collect Tenant’s share of Taxes based upon estimates, Tenant shall pay to Landlord from and after the Commencement Date, and thereafter on the first (1st) day of each month during the Term, an amount estimated by Landlord to be the monthly Taxes payable by Tenant. Landlord may periodically adjust the estimated amount. If Landlord collects Taxes based upon estimated amounts, then following the end of each calendar year or, at Landlord’s option, its fiscal year, Landlord shall furnish Tenant with a statement covering the year just expired showing the total Taxes for the Project for such year, the total Taxes payable by Tenant for such year, and the payments previously made by Tenant with respect to such year, as set forth above. If the actual Taxes payable for such year exceed Tenant’s prior payments, Tenant shall pay to Landlord the deficiency within ten (10) days after its receipt of the statement. If Tenant’s payments exceed the actual Taxes payable for that year, Tenant shall be entitled to offset the excess against the next payment(s) of Taxes and/or other Additional Rent that become due to Landlord; provided that Landlord shall refund to Tenant the amount of any overpayment for the last year of the Term.

(c) Tenant’s share of the Taxes shall be determined by multiplying all of the Taxes on the Project by a fraction, the numerator of which shall be the Floor Area of the Premises and the denominator of which is the total Floor Area in the Project. Notwithstanding the foregoing, if any owner or tenant of a portion of the Project separately pays taxes on the parcels which include its own premises and Common Area, the Floor Area on such owner’s or tenants’ parcels shall not be included in the denominator for purposes of calculation of Tenant’s share of Taxes. Notwithstanding the foregoing provisions, if the Taxes are not levied and assessed against the entire Project by means of a single tax bill (i.e., if the Project is separated into two (2) or more separate tax parcels for purposes of levying and assessing the Taxes), then, at Landlord’s option, Tenant shall pay Tenant’s pro rata share of all Taxes which may be levied or assessed by any lawful authority against the land and improvements of the separate tax parcel on which the Building containing the Premises is located. Tenant’s pro rata share under such circumstances shall be apportioned according to the Floor Area of the Premises as it relates to the total leasable Floor Area of the Building or buildings situated in the separate tax parcel in which the Premises is located.

7.2 Other Property Taxes. Tenant shall pay, prior to delinquency, all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation, trade fixtures, merchandise and other personal property in, on or upon the Premises. If any such items of property are assessed with property of Landlord, then the assessment shall be equitably divided between Landlord and Tenant.

7.3 Contesting Taxes. If Landlord reasonably contests any Taxes levied or assessed during the Term, Tenant shall be required to pay its proportionate share of the out-of-pocket costs or expenses reasonably incurred by Landlord in connection with such contest; however, if Landlord is successful in such contest, Tenant shall be entitled to its proportionate share of any refund received pursuant to the formula set forth in Section 7.1(c) for the allocation of Taxes.

ARTICLE 8. - UTILITIES

Tenant agrees to pay directly to the appropriate utility company all charges for utility services supplied to Tenant for which there is a separate meter. Tenant agrees to pay to Landlord its share of utility services supplied to the Premises for which there is a submeter based on its actual consumption pursuant to the submeter reading upon billing by Landlord. Tenant agrees to pay to Landlord its share of all charges for utility services supplied to the Premises for which there is no separate meter or submeter upon billing by Landlord of Tenant’s share, as reasonably determined by Landlord based upon estimated actual usage, or based on a pro rata share basis. Landlord and Tenant shall reconcile the foregoing utility expenses at the same time and manner as Common Area Costs pursuant to Section 11.5 below. Regardless of the entity which supplies any of the utility services, Landlord shall not be liable in damages for any failure or interruption of any utility or service. No failure or interruption of any utility or service shall entitle Tenant to terminate this Lease or discontinue making payments of Minimum Annual Rent or Additional Rent. Tenant shall be responsible for the payment of all utility connection and/or hook-up fees for utility services supplied to the Premises and any other charges imposed in connection with the commencement of said utilities. Tenant agrees to reasonably cooperate with Landlord to the extent required by Landlord to comply with California Public Resources Code Section 25402.10 including, without limitation, providing or consenting to any utility company providing Tenant’s energy consumption information for the Premises to Landlord.

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ARTICLE 9. - TENANT’S CONDUCT OF BUSINESS

9.1 Permitted Trade Name and Use. Tenant shall use the Premises solely under the Trade Name specified in Section 1.13 and shall not use the Premises under a different trade name without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed; provided, however, Tenant may, without seeking Landlord’s prior written consent (but with prior written notice to Landlord), change the trade name under which its business in the Premises is operated to any trade name under which Tenant operates all or substantially all of its other locations in California previously operating under the original Trade Name are changed to. Tenant shall use the Premises solely for the use specified in Section 1.12 and for no other use or purpose.

9.2 Covenant to Open and Operate. Tenant covenants to open for business to the public with the Premises fully fixturized and stocked with merchandise and inventory on or before the Rent Commencement Date (the “Required Opening Date”) and to operate continuously and uninterruptedly in the entirety of the Premises throughout the Term the business described in Section 1.12, subject only to those temporary closures for casualty, condemnation, remodel, or force majeure (as defined in Section 20.5) which may prevent Tenant from conducting its normal business operations in the Premises.

9.3 Tenant’s Signs. Tenant shall not affix upon the exterior (or interior windows or doors) of the Premises any sign, advertising placard, name, insignia, trademark, descriptive material or other like item (collectively, the “Exterior Signs”), unless the Exterior Signs (i) comply with all governmental requirements, (ii) comply with the sign criteria (the “Sign Criteria”) for the Project attached hereto as Exhibit D, (iii) comply with the OEA and the Agreements, and (iv) are approved by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed. All of the Exterior Signs shall be erected by Tenant at its sole cost and expense, and Tenant shall maintain all of its Exterior Signs in good condition and repair during the Term. Tenant shall be permitted to use the standard and customary “Yoshiharu Japanese Ramen” corporate trademarked logos, lettering and fonts in its exterior signs and awnings on the facade of the Premises, subject to all governmental requirements, the Sign Criteria, the OEA, the Agreements and Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned, or delayed; provided, however, such signage shall be professionally prepared and maintained in a neat manner and shall not, at any time, occupy more than twenty-five percent (25%) of the storefront windows or doors. Notwithstanding anything to the contrary herein this Section 9.3 above or elsewhere in this Lease, Tenant shall have the right and option, but not the obligation, to install its standard individual internally illuminated channel letter signage upon the front exterior sign band of the Premises, provided such signage is in compliance with applicable law and the Sign Criteria.

9.4 Hours of Business. From and after the Commencement Date, Tenant shall keep the entire Premises continuously open for business during those days and hours as are customary and usual for the type of business operated by Tenant including, but not limited to, all holidays except Christmas and New Year’s Day; provided, however, in no event shall Tenant be open for business less than 11:30 a.m. to 8:00 p.m. Monday through Sunday. Tenant shall have its exterior signs adequately illuminated continuously during those hours and days that the Premises are required to be open for business to the public.

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9.5 Hours for Deliveries. All deliveries (exclusive of United Parcel Service and U.S. Postal Service), loading, unloading and services to the Premises shall be completed prior to 10:00 a.m. each day. All deliveries, loading, unloading and services to the Premises shall be accomplished within the service areas of the Project.

9.6 Radius Restriction. During the Term, neither Tenant nor any entity affiliated with Tenant shall own, operate or have any financial interest in any business similar to the business of Tenant, as set forth in Section 1.12, if such other business is opened after the Effective Date and its front door or storefront opening is located within the radius set forth in Section 1.22 (the “Radius Restriction Area”) of any portion of the Premises. Without limiting Landlord’s remedies if Tenant violates this covenant, Landlord, for so long as Tenant is operating the other business, may increase the Minimum Annual Rent hereunder to equal one hundred fifty percent (150%) of the Minimum Annual Rent then in effect.

9.7 Exclusive Use. From and after the Effective Date of this Lease, Landlord shall not execute any lease for premises located within the Project to any other “Japanese Ramen Restaurant,” as defined below (the “Exclusive Use”), subject to all of the following terms and the satisfaction of each and all of the following conditions:

(a) The Exclusive Use is not applicable to (i) Target or any tenant or occupant of the Cerritos Promenade Center located outside of the Project; or (ii) any leases for space in the Project entered into on or before the date of this Lease or to any tenants or occupants, including their successors and assigns, who have executed a lease for space in the Project on or before the date of this Lease (“Existing Tenants”), or to any new leases or extensions of existing leases entered into with such Existing Tenants; provided, however, Landlord agrees to withhold its consent to any proposed change of use under any existing lease with an Existing Tenant that would directly violate the terms of Tenant’s Exclusive Use or any extensions of any existing lease with any Existing Tenant or any new lease with any Existing Tenant that would otherwise directly violate the terms of Tenant’s Exclusive Use only if (A) Landlord has the right to do so under the terms of such lease (it being understood that Landlord shall not be obligated to exercise any right of recapture it may have under any such lease), and (B) by doing so Landlord shall not be in breach or default under the terms of such lease;

(b) The Exclusive Use restrictions shall automatically terminate in the event Tenant fails to open for business to the general public within thirty (30) days following the Rent Commencement Date or thereafter fails to continuously operate for business, excepting temporary closures due to remodeling, repairs due to casualty or condemnation or other force majeure events;

(c) The Exclusive Use restrictions shall automatically terminate and be of no further force or effect effective as of the date which is the earliest of (i) a change in the original Permitted Use of the Premises set forth in Section 1.12 such that the Premises is no longer used primarily as a Japanese Ramen Restaurant; or (ii) the expiration or earlier termination of the Lease; and

(d) The term “Japanese Ramen Restaurant” shall mean a restaurant whose primary business is the preparation and sale of Japanese Ramen entrees and related products (including sushi). As used herein, the term “primary business” means that the gross sales of Japanese Ramen entrees constitute more than fifteen percent (15%) of such tenant’s total annual gross sales from its premises.

Notwithstanding anything contained herein to the contrary, Landlord shall not be obligated to maintain or enforce the terms of this Section 9.7 or any similar provisions of the Lease to the extent same would be in violation of any anti-trust law. If such anti-trust violation is the basis of a claim or counterclaim against Landlord in connection with Landlord’s attempted enforcement of this Exclusive Use, then Landlord shall promptly consult with Tenant regarding Tenant’s desire to further pursue enforcement of this exclusive. In addition, Tenant shall defend, indemnify and save Landlord and its employees, agents and assigns harmless from and against any and all losses, damages, actions, causes of action, claims, liabilities, demands, costs and expenses including, without limitation, attorneys’ fees, arising out of the Exclusive Use restrictions set forth herein or arising out of the enforcement of such restrictions. Landlord shall have the right to provide a copy of this Section 9.7 to any tenant or prospective tenant of the Project.

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ARTICLE 10. - MAINTENANCE, REPAIRS AND ALTERATIONS

10.1 Landlord’s Maintenance Obligations. Landlord shall maintain in good condition and repair the structural components and foundations, roofs and exterior surfaces of the exterior walls of all buildings (exclusive of doors, door frames, door checks, windows, window frames and, unless Landlord elects to include cleaning of the storefronts and storefront awnings of tenants of the Project as part of Common Area maintenance pursuant to Section 11.2 below, storefronts and storefront awnings). Notwithstanding the foregoing, Tenant shall pay for the cost of any repairs or replacements resulting from (i) Tenant’s negligence or willful acts, or those of anyone claiming under Tenant, or (ii) Tenant’s failure to observe or perform any condition or agreement contained in this Lease, or (iii) any alterations, additions or improvements made by Tenant or anyone claiming under Tenant. It is acknowledged by Tenant that the cost of all or some of Landlord’s maintenance obligations referenced in the preceding sentence shall be prorated and paid as Common Area Costs. Without limiting the foregoing, Tenant waives the right to make repairs at Landlord’s expense and/or any related termination right under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and any successor sections or statutes of similar nature).

10.2 Landlord’s Right of Entry. Landlord, its agents, contractors, servants and employees may enter the Premises following reasonable prior notice to Tenant and Landlord’s good faith efforts to coordinate such entry with Tenant’s on-site management so as to minimize interference with Tenant’s business operations (except in a case of emergency): (a) to examine the Premises; (b) to perform any obligation or exercise any right or remedy of Landlord under this Lease or make repairs, alterations, improvements or additions to the Premises or to other portions of the Project; (c) to perform work necessary to comply with laws, ordinances, rules or regulations of any public authority or of any insurance underwriter; and (d) to perform work that Landlord deems necessary to prevent waste or deterioration in connection with the Premises should Tenant fail to commence such work within ten (10) days after written notice from Landlord of the need for such work (or if more than ten (10) days shall be required because of the nature of the work, if Tenant shall fail to diligently proceed to commence to perform such work after written notice). If Landlord makes any repairs which Tenant is obligated to make pursuant to the terms of this Lease, Tenant shall pay the cost of such repairs to Landlord, as Additional Rent, promptly upon receipt of a bill from Landlord for same.

10.3 Tenant’s Maintenance Obligations. Except for the portions and components of the Premises to be maintained by Landlord as set forth in Section 10.1, Tenant, at its expense, shall keep the Premises and all utility facilities and systems exclusively serving the Premises (“Tenant Utility Facilities”) in first-class order, condition and repair and shall make replacements necessary to keep the Premises and Tenant Utility Facilities in such condition; provided, however, Tenant shall have no right to spray paint the exterior or interior of the windows or doors without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. All replacements shall be of a quality equal to or exceeding that of the original. At the option of Landlord, (a) Tenant shall contract with a service company approved by Landlord for the regular (but not less frequently than quarterly) maintenance, repair and/or replacement (when necessary) of the heating, ventilating and air conditioning equipment serving the Premises (the “HVAC System”) and shall provide Landlord with a copy of any service contract within ten (10) days following its execution, or (b) Landlord may contract with a service company of its own choosing (or provide such service itself) for the maintenance, repair and/or replacement of the HVAC System and bill Tenant periodically for the cost of same or based upon estimates in a manner similar to the way in which Common Area Costs are estimated and billed. Until further written notice from Landlord, Landlord hereby elects option (b) set forth above. If required by applicable laws and/or applicable governmental authority, Tenant shall, at Tenant’s sole cost and expense, operate, maintain, repair, replace and clean any remote grease trap interceptor (together with all necessary lines and ancillary equipment and connections to the Premises) (collectively, the “Grease Interceptor Equipment”) required for Tenant’s Permitted Use in size and capacity as determined by the applicable governmental authorities and maintain same in compliance with all applicable laws, governmental requirements and the Agreements in first class order, condition and repair and shall make all replacements necessary to keep such Grease Interceptor Equipment in such condition. Additionally, at the option of Landlord, (a) Tenant shall contract with a service company reasonably approved by Landlord for the regular (but not less frequently than quarterly) cleaning, maintenance, repair and/or replacement (when necessary) of the Grease Interceptor Equipment serving the Premises and shall provide Landlord with a copy of any service contract within fifteen (15) days following request therefor, or (b) Landlord may contract with a service company of its own choosing (or provide such service itself) for the cleaning, maintenance, repair and/or replacement of the Grease Interceptor Equipment and bill Tenant periodically for the cost of same or based upon estimates in a manner similar to the way in which Taxes are estimated and billed. Until further written notice from Landlord, Landlord hereby elects option (a) set forth above.

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10.4 Alterations. After initially opening the Premises for business, Tenant shall not make or cause to be made to the Premises or the Tenant Utility Facilities any addition, renovation, alteration, reconstruction or change (collectively, “Alterations”) (i) costing in excess of Ten Thousand Dollars ($10,000.00), (ii) affecting the exterior storefront, fire sprinkler systems, exterior walls, floor slab, or roof of the Premises, (iii) requiring or resulting in any penetration of the roof, demising walls or floor slab of the Premises, or (iv) involving structural changes or additions, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. Tenant shall provide Landlord with not less than ten (10) days prior written notice of the commencement of any Alterations in the Premises and Landlord shall have the right to enter upon the Premises to post customary notices of non- responsibility with respect thereto. Subject to Section 20.6, all improvements to the Premises by Tenant including, but not limited to, light fixtures, floor coverings and partitions and other items comprising Tenant’s Work pursuant to Exhibit C, but excluding trade fixtures and signs, shall be deemed to be the property of Landlord upon installation thereof. Within thirty (30) days after the completion of any Alterations, Tenant shall deliver to Landlord a set of “as built” plans depicting the Alterations as actually constructed or installed. If Tenant shall make any permitted Alterations, Tenant shall carry “Special Form Causes of Loss” or “Builder’s All Risk” insurance in an amount reasonably determined by Landlord covering the construction of such Alterations and such other insurance as Landlord may reasonably require. Any Alterations to the Premises or the Tenant Utility Systems which are required by reason of any present or future law, ordinance, rule, regulation or order of any governmental authority having jurisdiction over the Premises or the Project or of any insurance company insuring the Premises, and regardless of whether or not such Alteration pertains to the nature, construction or structure of the Premises or to the use made thereof by Tenant, shall be at the sole cost of Tenant regardless of whether the work is performed by Landlord or Tenant.

ARTICLE 11. - COMMON AREA

11.1 Definition of Common Area. The term “Common Area”, as used in this Lease, shall mean all areas within the exterior boundaries of the Project (or areas immediately adjacent to the Project such as, but not limited to, landscaped medians), now or later made available for the general use of Landlord and other persons entitled to occupy Floor Area in the Project.

11.2 Use of Common Area. The use and occupancy by Tenant of the Premises shall include the non-exclusive use of the Common Area (except those portions of the Common Area on which have been constructed or placed permanent or temporary kiosks, displays, carts and stands and except areas used in the maintenance or operation of the Project) in common with Landlord and the other tenants of the Project and their customers and invitees, subject to reasonable and nondiscriminatory enforced rules and regulations concerning the use of the Common Area established by Landlord from time to time.

11.3 Control of and Changes to Common Area. Landlord shall have the sole and exclusive control of the Common Area, and the right to make changes to the Common Area. Landlord’s rights shall include, but not be limited to, the right to (a) utilize from time to time any portion of the Common Area for promotional, entertainment and related matters; (b) place permanent or temporary kiosks, displays, carts and stands in the Common Area and to lease same to tenants; (c) restrain the use of the Common Area by unauthorized persons; (d) temporarily close any portion of the Common Area for repairs, improvements or Alterations, to discourage non-customer use, to prevent dedication or an easement by prescription or for any other reason deemed sufficient in Landlord’s reasonable judgment; and (e) renovate, upgrade or change the shape and size of the Common Area or add, eliminate or change the location of improvements to the Common Area including, without limitation, buildings, parking areas, roadways and curb cuts, and to construct buildings on the Common Area. Landlord, at any time, may change the shape, size, location, number and extent of the improvements shown on Exhibit A and eliminate, add or relocate any improvements to any portion of the Project, and may add land to and/or withdraw land from the Project. Notwithstanding the foregoing to the contrary, except as required by applicable laws, applicable governmental authority or to comply with Agreements, Landlord shall not exercise the rights set forth in this Section in a manner that will materially and adversely affect (i) access to and from the Premises, (ii) visibility of the Premises from South Street, or (iii) parking for the Premises.

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11.4 Common Area Costs. The term “Common Area Costs”, as used in this Lease, shall mean all costs and expenses incurred by Landlord in (a) operating, managing, policing, repairing and maintaining the Common Area and the on-site management and/or security offices, nonprofit community buildings and child care centers as may be located in the Project from time to time (which offices, buildings and center shall hereinafter be referred to as the “Joint Use Facilities”), (b) maintaining, repairing and replacing the exterior surface of exterior walls (and storefronts and storefront awnings if Landlord has elected to include the cleaning of same as part of Common Area maintenance) and maintaining, repairing and replacing roofs of the buildings from time to time constituting the Project, and (c) operating, insuring, repairing, replacing and maintaining all utility facilities and systems including, without limitation, sanitary sewer lines and systems, fire protection lines and systems, security lines and systems and storm drainage lines and systems not exclusively serving the premises of any tenant or store (“Common Utility Facilities”), Common Area furniture and equipment, seasonal and holiday decorations, Common Area lighting fixtures, directional signage, and Common Area fountains. Common Area Costs shall include the actual costs incurred by Landlord for personnel (whether employees of Landlord or third parties) employed in the management and/or operation of the Project. Common Area Costs shall include, without limitation, the following: Expenses for maintenance, repaving, resurfacing, landscaping, repairs, replacements, lighting, cleaning, painting, trash removal, management offices, security, non-refundable contributions toward reserves for replacements, maintenance and/or repairs such as, but not limited to, major parking lot repairs and repainting of buildings, fire protection and similar items; depreciation or rental on equipment; charges, surcharges and other levies related to the requirements of any Federal, state or local governmental agency; Taxes on the improvements and land comprising the Common Area; comprehensive or commercial general liability insurance on the Common Area; standard “all risks” fire and extended coverage insurance with, at Landlord’s option, an earthquake and/or flood damage endorsement covering the Common Areas; the cost of any deductibles or self-insured retentions relating to the insurance maintained by Landlord pursuant hereto; costs, expenses and assessments allocable to the Project pursuant to the Agreements; expenses related to the Common Utility Facilities; and a sum (the “Supervision Fee”) payable to Landlord for administration and overhead in an amount equal to fifteen percent (15%) of the Common Area Costs, Tenant’s share of Taxes pursuant to Section 7.1 and Tenant’s share of insurance premiums pursuant to Section 13.4. Landlord may include Capital Expenditures (as defined hereafter) in the Common Area Costs provided that (i) such Capital Expenditures are limited to compliance with applicable laws or legal requirements, including, without limitation, ADA (but excluding remedying any violation existing as of the Effective Date) and/or the repair or replacement of then-existing Common Area improvements and facilities (as distinguished from new capital improvements that are not required by applicable laws or legal requirements referenced above) (collectively, “Permitted Capital Expenditures”) and (ii) are amortized (together with interest at generally accepted rates) in accordance with generally accepted shopping center management practices over the useful life of the item as reasonably determined by Landlord. “Capital Expenditures” means those expenditures costing in excess of Twenty-Five Thousand Dollars ($25,000.00), which, in accordance with generally accepted accounting principles, are not fully chargeable to current expenses in the year the expenditure is incurred. In addition to the Common Area Costs, Tenant shall pay Landlord a management fee equal to three percent (3%) of the Minimum Annual Rent then payable hereunder (the “Management Fee”), which Management Fee shall be payable in equal monthly installments at the same time as Common Area Costs. Notwithstanding anything to the contrary herein this Section 11.4 above or elsewhere in this Lease, Common Area Costs shall not include any of the following: (i) Any charge for Landlord’s net income taxes; (ii) All costs relating to activities for the marketing, solicitation, negotiation, and execution of leases of space in the Project, including without limitation, costs of tenant improvements; (iii) The cost of correcting defects in the original construction of the building or in the building equipment, or other improvements in the Project; (iv) To the extent Landlord is reimbursed by third parties other than tenants, the cost of repair made by Landlord because of the total or partial destruction of the building in which the Premises are located or the other improvement in the Project, or the condemnation of a portion of the building in which the Premises are located or the Project; (v) The cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by parties other than tenants of the building in which the Premises are located or the Project leased to other tenants; (vi) Ground rent or similar payments to a ground lessor; (vii) Legal fees and related expenses incurred by Landlord (together with any damages awarded against Landlord) due to the gross negligence or willful misconduct of Landlord; (viii) Capital Expenditures, other than the annual amortized amount of Permitted Capital Expenditures expressly set forth above; (ix) Costs arising from the presence of any Hazardous Materials within, upon, or beneath the Premises or Project prior to the Rent Commencement Date by reason of Landlord’s act or any other third party; (x) The costs of special services rendered to tenants (including Tenant) for which a special charge is made to such tenants; (xi) Any costs borne directly by Tenant under this Lease; or (xii) Loan payments of any type; (xiii) Any cost incurred on matters occurring outside of and/or unrelated to the Project.

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11.5 Proration of Common Area Costs. The Common Area Costs shall be prorated in the following manner:

(a) From and after the Commencement Date, Tenant shall pay to Landlord, on the first (1st) day of each calendar month, an amount estimated by Landlord to be the monthly amount of Tenant’s share of the Common Area Costs. The estimated monthly charge may be adjusted periodically by Landlord on the basis of Landlord’s reasonably anticipated costs.

(b) Within one hundred fifty (150) days following the end of each calendar year or, at Landlord’s option, its fiscal year, Landlord shall furnish to Tenant a statement covering the calendar or fiscal year (as the case may be) just expired, showing by cost category the actual Common Area Costs for that year, the total Floor Area of the Project, the amount of Tenant’s share of the Common Area Costs for that year, and the monthly payments made by Tenant during that year for the Common Area Costs. If Tenant’s share of the Common Area Costs exceeds Tenant’s prior payments, Tenant shall pay to Landlord the deficiency within ten (10) days after receipt of such annual statement. If Tenant’s payments for the calendar year exceed Tenant’s actual share of the Common Area Costs, and provided Tenant is not in arrears as to the payment of any Minimum Annual Rent or Additional Rent, Tenant may offset the excess against payments of Common Area Costs next due Landlord. An appropriate proration of Tenant’s share of the Common Area Costs as of the Commencement Date and the expiration date of the Term shall be made.

(c) Tenant’s share of the Common Area Costs shall be determined by multiplying the Common Area Costs by a fraction, the numerator of which is the number of square feet of Floor Area in the Premises and the denominator of which is the Floor Area in the Project. Notwithstanding the foregoing, if any owner or tenant of a portion of the Project separately maintains its own Common Area, Common Area Costs shall not include costs relating to the Common Area so maintained by such owner or tenant, and the Floor Area on such owner’s or tenant’s parcel shall not be included in the denominator for purposes of calculation of Tenant’s share of Common Area Costs.

(d) Notwithstanding anything contained in this Section 11.5 to the contrary, at Landlord’s option: (i) Landlord shall have the right to allocate certain Common Area Costs to less than all of the occupants in the Project, in which event Tenant’s share of such costs (the “Cost Pool”) shall be as follows: (A) in the event Tenant is one of the occupants participating in such Cost Pool, its share of such Common Area Costs shall be calculated in the manner set forth in Section 11.5(c), but the denominator used to determine such share shall exclude those occupants not participating in such Cost Pool; or (B) in the event Tenant is not one of the occupants participating in such Cost Pool, its share of such Common Area Costs shall be calculated in the manner set forth in Section 11.5(c), but the denominator used to determine such share shall exclude those occupants participating in such Cost Pool; or (ii) Landlord shall have the right to cause Tenant to directly pay for any extraordinary expenses resulting from Tenant’s operations from the Premises (e.g., a restaurant user with an outdoor patio may be directly responsible for the extraordinary costs incurred by Landlord in cleaning the Common Area directly adjacent to such outdoor patio area).

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11.6 Parking. Tenant and its employees shall park their vehicles only in the parking areas from time to time designated for that purpose by Landlord. Tenant’s contractors shall park their vehicles and stage their construction activities only in the areas identified on Exhibit A, or if not identified thereon, as designated by Landlord from time to time. Without limiting the generality of the foregoing, Landlord shall have the right to designate parking areas for Tenant’s employees at locations within walking distance of the Project or accessible by shuttle bus service. If any offsite employee parking program is implemented by Landlord, Tenant shall pay to Landlord Tenant’s percentage share of the cost of such program based on the ratio of the Floor Area of the Premises to the total Floor Area of the premises of all tenants in the Project required to participate in the program. Tenant shall furnish Landlord with a list of its and its employees’ vehicle license numbers within fifteen (15) days after the Commencement Date and, thereafter, within ten (10) days following written notice from Landlord. If Tenant’s employees park in violation of these provisions or other parking rules and regulations implemented by Landlord with respect to the Project, Landlord may charge Tenant, as Additional Rent, Ten Dollars ($10.00) per day per violation for each day or partial day the violation continues. Tenant authorizes Landlord to attach violation stickers or notices to any vehicle belonging to Tenant or Tenant’s employees parking in violation of these provisions. Tenant authorizes Landlord to tow, at Tenant’s expense, any vehicle belonging to Tenant or Tenant’s employees parking in violation of applicable laws or the Agreements or which is not promptly moved following notice from Landlord. Tenant author these provisions and/or to attach violation stickers or notices to any such vehicle. If Landlord implements any program related to parking, parking facilities or transportation or other program to limit, control, enhance, regulate or assist parking by customers of the Project, Tenant agrees to participate in the program and to pay its prorata share of the costs of the program under rules and regulations from time to time established by Landlord.

ARTICLE 12. – INTENTIONALLY OMITTED

ARTICLE 13. - INSURANCE

13.1 Tenant’s Insurance. Tenant, at its sole cost and expense, commencing on the Possession Date and continuing during the Term, shall procure, pay for and keep in full force and effect the following types of insurance, in at least the amounts and in the forms specified below:

(a) Comprehensive or commercial general liability insurance with coverage limits of not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate for combined single limit for bodily injury, personal injury, death and property damage liability per occurrence or the limit carried by Tenant, whichever is greater, insuring against any and all liability of the insureds with respect to the Premises or arising out of the maintenance, use or occupancy of the Premises or related to the exercise of any rights of Tenant pursuant to this Lease, subject to increases in amount as Landlord may reasonably require from time to time. All such liability insurance shall specifically insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and injury or damage to property set forth in Section 13.5. Further, all such liability insurance shall include, but not be limited to, personal injury, blanket contractual, cross-liability and severability of interest clauses, broad form property damage, independent contractors, owned, non-owned and hired vehicles and, if alcoholic beverages are served, sold, consumed or obtained in the Premises, liquor law liability.

(b) Worker’s compensation coverage in an amount adequate to comply with law, and employer’s liability coverage with a limit of not less than One Million Dollars ($1,000,000.00).

(c) Plate glass insurance covering all plate glass on the Premises at full replacement value. Tenant shall have the option either to insure this risk or to self-insure.

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(d) Insurance covering all of Tenant’s Work, Tenant’s leasehold improvements and Alterations permitted under Article 10 and all furniture, fixtures, equipment and other personal property located in or at the Premises, in an amount not less than their full replacement value from time to time, including replacement cost endorsement, providing protection against any peril included within the classification Fire and Extended Coverage, sprinkler damage, vandalism, theft, burglary, malicious mischief, earthquake and such other additional perils as covered in a “special form causes of loss” or an “all risks” standard insurance policy or as Landlord may reasonably require. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Article 14.

13.2 Policy Form. All policies of insurance required of Tenant herein shall be issued by insurance companies with a general policy holder’s rating of not less than “A” and a financial rating of not less than Class “X”, as rated in the most current available “Best’s Key Rating Guide”, and which are qualified to do business in the State of California. All such policies, except for the Workers’ Compensation coverage, shall name and shall be for the mutual and joint benefit and protection of Landlord, Tenant and Landlord’s agents and mortgagee(s) or beneficiary(ies) as additional insureds. The policies described in subparagraphs (c) and (d) of Section 13.1 shall also name Landlord and Landlord’s mortgagee(s) or beneficiary(ies) as loss payees, and Landlord shall furnish to Tenant the names and addresses of such mortgagee(s) and beneficiary(ies). Executed copies of the policies of insurance or certificates thereof shall be delivered to Landlord prior to Tenant, its agents or employees entering the Premises for any purpose. Thereafter, executed copies of renewal policies or certificates thereof shall be delivered to Landlord within thirty (30) days prior to the expiration of the term of each policy. All policies of insurance delivered to Landlord must contain a provision that the company writing the policy will give to Landlord thirty (30) days’ prior written notice of any cancellation or lapse or the effective date of any reduction in the amounts of insurance. All policies required of Tenant herein shall be endorsed to read that such policies are primary policies and any insurance carried by Landlord or Landlord’s property manager shall be noncontributing with such policies. No policy required to be maintained by Tenant shall have a deductible greater than Twenty-Five Thousand Dollars ($25,000.00) unless approved in writing by Landlord.

13.3 Blanket Policies. Notwithstanding anything to the contrary contained in this Article 13, Tenant’s obligation to carry insurance may be satisfied by coverage under a so-called blanket policy or policies of insurance; provided, however, that the coverage afforded Landlord will not be reduced or diminished and the requirements set forth in this Lease are otherwise satisfied by such blanket policy or policies.

13.4 Reimbursement of Insurance Premiums by Tenant. Landlord, at all times from and after the Possession Date, shall maintain in effect during the Term (i) comprehensive or commercial general liability insurance with coverage limits determined by Landlord in its sole discretion, and (ii) a policy or policies of insurance covering the Building of which the Premises are a part (including boiler and machinery) in an amount not less than eighty percent (80%) of the full replacement cost (exclusive of the cost of excavations, foundations and footings) or the amount of insurance Landlord’s mortgagee(s) or beneficiary(ies) may require Landlord to maintain, whichever is the greater, providing protection against any peril generally included in the classification “Special Form Causes of Loss” or “Fire and Extended Coverage”, loss of rental income insurance and such other additional insurance as covered in a “special form causes of loss” or an “all risks” standard insurance policy, with earthquake coverage insurance, terrorism insurance and/or environmental insurance if deemed necessary by Landlord in Landlord’s sole judgment or if required by Landlord’s mortgagee(s) or beneficiary(ies) or by any Federal, state, county, city or local authority. Landlord’s obligation to carry this insurance may be brought within the coverage of any so-called blanket policy or policies of insurance carried and maintained by Landlord. From and after the Commencement Date, Tenant agrees to pay to Landlord, as Additional Rent, its share of the cost to Landlord of all insurance maintained by Landlord pursuant to this Lease (“Landlord’s Insurance”). The cost of such insurance for any partial year of the Term shall be prorated. Payment shall be made in the same manner set forth for payment of Taxes in Section 7.1(b). Tenant’s share of the premiums for this insurance shall be a fractional portion of the premiums, the numerator of which shall be the Floor Area of the Premises and the denominator of which is the Floor Area covered by this insurance. Tenant acknowledges that Landlord shall have the right to maintain commercially reasonable deductibles and/or self-insured retentions in connection with any insurance carried by Landlord pursuant to this Lease, as determined by Landlord in its reasonable business judgment. In the event of an insurance loss covered by the insurance carried by Landlord pursuant to this Lease, Tenant shall be required to pay its share of such deductibles or self-insured retentions, as determined pursuant to this Section 13.4 or Section 11.5, as applicable.

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13.5 Indemnity. “Landlord” for the purposes of this Section shall mean and include Landlord and Landlord’s directors, officers, shareholders, agents and employees. To the fullest extent permitted by law, Tenant covenants with Landlord that Landlord shall not be liable for any damage or liability of any kind or for any injury to or death of persons or damage to property of Tenant or any other person occurring from and after the Possession Date (or such earlier date if Tenant is given earlier access to the Premises) from any cause whatsoever related to the use, occupancy or enjoyment of the Premises by Tenant or any person thereon or holding under Tenant. Tenant shall pay for, defend (with an attorney approved by Landlord), indemnify, and save Landlord harmless against and from any real or alleged damage or injury and from all claims, judgments, liabilities, costs and expenses, including attorney’s fees and costs, arising out of or connected with Tenant’s use of the Premises and its facilities, or any repairs, Alterations or improvements (including original improvements and fixtures specified as Tenant’s Work) which Tenant may make or cause to be made upon the Premises, any breach of this Lease by Tenant and any loss or interruption of business or loss of rental income resulting from any of the foregoing; provided, however (and though Tenant shall in all cases accept any tender of defense of any action or proceeding in which Landlord is named or made a party and shall, notwithstanding any allegations of negligence or misconduct on the part of Landlord, defend Landlord as provided herein), Tenant shall not be liable for such damage or injury to the extent and in the proportion that the same is ultimately determined to be attributable to the negligence or misconduct of Landlord, and Landlord shall pay for, defend, indemnify, and save Tenant harmless against and from any and all claims, judgments, liabilities, costs and expenses, including attorneys’ fees and costs, resulting from any such damage or injury. The obligations to indemnify set forth in this Section shall include all attorneys’ fees, litigation costs, investigation costs and court costs and all other costs, expenses and liabilities incurred by the indemnified party from the first notice that any claim or demand is to be made or may be made. All indemnity obligations under this Section shall survive the expiration or termination of this Lease.

13.6 Waiver of Subrogation. Notwithstanding anything to the contrary contained herein, Landlord and Tenant each waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Premises or its contents, or to other portions of the Project arising from any liability, loss, damage or injury caused by fire or other casualty for which property insurance is carried or required to be carried pursuant to this Lease. The insurance policies obtained by Landlord and Tenant pursuant to this Lease shall contain provisions or endorsements waiving any right of subrogation which the insurer may otherwise have against the non- insuring party. If Landlord has contracted with a third party for the management of the Project, the waiver of subrogation by Tenant herein shall also run in favor of such third party.

13.7 Failure by Tenant to Maintain Insurance. If Tenant refuses or neglects to secure and maintain insurance policies complying with the provisions of this Article 13, or to provide copies of policies or certificates or copies of renewal policies or certificates within the time provided in Section 13.2, Landlord may, after providing written notice to Tenant of its intention to do so and Tenant’s failure to remedy within ten (10) business days thereafter, secure the appropriate insurance policies and Tenant shall pay, upon thirty (30) days following demand, the cost of same to Landlord, as Additional Rent.

ARTICLE 14. - DAMAGE

14.1 Insured Casualty. In the case of damage by fire or other perils covered by the insurance specified in Section 13.4, the following provisions shall apply:

(a) Within a period of sixty (60) days after all applicable permits have been obtained (which permits Landlord shall promptly apply for and diligently seek), Landlord shall commence such repair, reconstruction and restoration of the Premises as Landlord, in its reasonable business judgment, deems necessary, and shall diligently prosecute the same to completion; provided, however, that Tenant, at its cost, shall repair and restore all items of Tenant’s Work and replace its stock in trade, trade fixtures, furniture, furnishings and equipment. Tenant shall commence this work promptly upon delivery of possession of the Premises to Tenant and shall diligently prosecute same to completion.

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(b) Notwithstanding the foregoing, if the Premises is totally destroyed, or if the Project is destroyed to an extent of at least fifty percent (50%) of the then full replacement cost thereof as of the date of destruction, then (i) if the destruction occurs during the last two (2) years of the Term, or at any time if it is reasonably estimated that repair or restoration after a casualty which Landlord is obligated under the Lease to undertake will take more than two hundred seventy (270) days after the issuance of the building permit for such work to complete, Landlord and Tenant shall each have the right to terminate this Lease, and (ii) if the destruction occurs prior to the last two (2) years of the Term, regardless of the estimated repair or restoration time, Landlord shall have the right to terminate this Lease. In each case, the termination right shall be exercised by the terminating party giving written notice to the other party within thirty (30) days after the date of destruction. If Landlord terminates this Lease pursuant to (ii) above, then Landlord shall be entitled to retain any insurance proceeds payable by reason of such destruction.

(c) Tenant shall have the right to terminate this Lease as a result of casualty described in this Section 14.1 if Landlord does not complete the repairs and deliver the Premises to Tenant within two (2) years after the date of the casualty (subject to extension by Force Majeure).

14.2 Uninsured Casualty. If the Premises or the Project are damaged as a result of any casualty not covered by the insurance specified in Section 13.4, Landlord, within ninety (90) days following the date of such damage, shall commence repair, reconstruction or restoration of the Premises to the extent provided herein and shall diligently prosecute the same to completion, or Landlord may elect within said ninety (90) days not to so repair, reconstruct or restore the damaged property, in which event, at Landlord’s option, this Lease shall cease and terminate upon the expiration of such ninety (90) day period. In the event Landlord elects to restore the Premises, Tenant shall have the same repair, restoration and replacement obligations it has pursuant to Section 14.1(a).

14.3 Distribution of Proceeds. In the event of the termination of this Lease pursuant to this Article 14, all proceeds from the Fire and Extended Coverage insurance carried pursuant to Article 13 and all insurance covering Tenant’s Work and Tenant’s leasehold improvements, but excluding proceeds for trade fixtures, merchandise, signs and other personal property, shall be disbursed and paid to Landlord.

14.4 Abatement. In the event of repair, reconstruction and restoration, as provided in this Article 14, the Minimum Annual Rent and Additional Rent payable hereunder shall be thereafter abated proportionately with the degree to which Tenant’s use of the Premises is impaired during the remainder of the period of repair, reconstruction and restoration; provided, however, the amount of Minimum Annual Rent and Additional Rent abated pursuant to this Section 15.4 shall in no event exceed the amount of loss of rental income insurance proceeds actually received by Landlord. Tenant shall continue the operation of its business on the Premises during any such period to the extent reasonably practicable from the standpoint of prudent business management. Tenant shall not be entitled to any compensation or damages from Landlord for loss of use of the whole or any part of the Premises or the Building of which the Premises are a part, Tenant’s personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

14.5 Waiver of Termination. Tenant waives any statutory rights of termination which may arise by reason of any partial or total destruction of the Premises including, without limitation, the provisions of Section 1932(2) and Section 1933(4) of the Civil Code of the State of California and any amendments thereto or of any law which may hereafter be passed during the Term of this Lease.

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ARTICLE 15. - EMINENT DOMAIN

15.1 Taking. The term “Taking”, as used in this Article 15, shall mean an appropriation or taking under the power of eminent domain by any public or quasi-public authority or a voluntary sale or conveyance in lieu of condemnation but under threat of condemnation.

15.2 Total Taking. In the event of a Taking of the entire Premises or the entire Common Area, this Lease shall terminate and expire as of the date possession is delivered to the condemning authority and Landlord and Tenant shall each be released from any liability accruing pursuant to this Lease after the date of such termination.

15.3 Partial Taking. If there is a Taking of a material portion of the Premises or the Common Area and, regardless of the amount taken, the Premises is not, using reasonable business judgment, suitable for the continued operation of Tenant’s business, either Landlord or Tenant may terminate this Lease, upon giving notice in writing of such election to the other party within thirty (30) days after receipt by Tenant from Landlord of written notice that a portion of the Premises and/or the Common Area has been so appropriated or taken. In each case, the termination of this Lease shall be effective as of the date Tenant is required to vacate all or a portion of the Premises and/or the Common Area.

15.4 Award. The entire award or compensation in any such condemnation proceeding, whether for a total or partial Taking, or for diminution in the value of the leasehold or for the fee, shall belong to and be the property of Landlord. Without derogating the rights of Landlord under the preceding sentence, Tenant shall be entitled to recover from the condemning authority such compensation as may be separately awarded by the condemning authority to Tenant or recoverable from the condemning authority by Tenant in its own right for the taking of trade fixtures and equipment owned by Tenant and for the expense of removing and relocating its trade fixtures and equipment.

15.5 Continuation of Lease. In the event of a Taking, if Landlord and Tenant elect not to terminate this Lease as provided above (or have no right to so terminate), Landlord agrees, at Landlord’s cost and expense as soon as reasonably possible after the Taking, to restore the Premises and/or the Common Area necessary for Tenant to reasonably operate from the Premises (to the extent of the condemnation proceeds) on the land remaining to a complete unit of like quality and character as existed prior to the Taking and, thereafter, Minimum Annual Rent and Additional Rent payable by Tenant hereunder shall be reduced on an equitable basis, taking into account the relative value of the portion taken as compared to the portion remaining, and Landlord shall be entitled to receive the total award or compensation in such proceedings.

15.6 Waiver of Termination. Tenant hereby waives the effect of Sections 1265.120 and 1265.130 of the California Code of Civil Procedure and any successor statutes.

ARTICLE 16. - ASSIGNMENT AND SUBLETTING

16.1 Landlord’s Consent Required. Except for Permitted Transfers made in accordance with Section 16.4, Tenant shall not assign, sublet, enter into license or concession agreements, change ownership or voting control, mortgage, encumber, pledge, hypothecate or otherwise transfer (including any transfer by operation of law) all or any part of this Lease or Tenant’s interest in the Premises (collectively “Transfer”) without first procuring the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed, subject to the terms, covenants and conditions contained in this Lease and to the limited right of Landlord to elect to terminate this Lease as provided in Section 16.2.

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16.2 Procedures. Should Tenant desire to enter into a Transfer, other than any Transfer which is expressly stated in this Article 16 not to require the prior written consent of Landlord, Tenant shall request, in writing, Landlord’s consent to the proposed Transfer at least sixty (60) days before the intended effective date of the proposed Transfer, which request shall include any information reasonably requested by Landlord to evaluate the proposed Transfer. Within thirty (30) days after receipt of Tenant’s request for consent to the proposed Transfer together with all of the above-required information, Landlord shall respond and shall have the right either to: (i) consent to the proposed Transfer; (ii) refuse to consent to the proposed Transfer; or (iii) with respect to an proposed Transfer whereby the proposed Transferee proposes to materially change the permitted Use of the Premises as described in Section 1.12, terminate this Lease, such termination to be effective thirty (30) days after Tenant’s receipt of Landlord’s notice electing to so terminate; provided, however, Tenant shall have the right to nullify Landlord’s termination election by withdrawing its Transfer consent request pursuant to written notice delivered to Landlord within ten (10) days after delivery of Landlord’s termination notice (it being understood that if Tenant fails to provide such written nullification with said ten [10] day period, Tenant shall be deemed to have irrevocably and unconditionally waived its right to so nullify). If Landlord shall exercise its termination right hereunder and such termination is not nullified, Landlord shall have the right to enter into a lease or other occupancy agreement directly with the proposed transferee (“Transferee”), and Tenant shall have no right to any of the rents or other consideration payable by such proposed Transferee under such other lease or occupancy agreement. A consent to one (1) Transfer by Landlord shall not be deemed to be a consent to any subsequent Transfer to any other party.

16.3 Standard for Consent. Tenant agrees that Landlord may refuse its consent to the proposed transfer on any reasonable grounds, and (by way of example and without limitation) Tenant agrees that it shall be reasonable for Landlord to withhold its consent if any of the following situations exist or may exist: (a) the proposed transferee proposes to change the use of the Premises from the Permitted Use pursuant to Section 9.1, and the new proposed use of the Premises (i) is a non-retail use; or (ii) is a use which would breach any exclusive use rights granted in writing to another tenant in the Project; or (iii) is a use which would duplicate the primary use of any other tenant or occupant occupying Floor Area substantially equal to or in excess of the Floor Area of the Premises (unless the proposed change is (1) to a use for which it is customary for multiple stores selling the same type of merchandise to be located within the same shopping center, and (2) such change, if permitted, would not cause an excessive concentration of such use in the Project); (b) in Landlord’s reasonable opinion, is inconsistent with the tenant mix in the Project at the time of the request for Landlord’s consent (excepting the use specified in Section 1.12 above); (c) the proposed transferee’s financial condition, net worth or liquidity is less than the financial condition, net worth or liquidity of Tenant as of the Effective Date or the date of the request for transfer, whichever is greater, or is inadequate to support all of the financial and other obligations of Tenant under this Lease; (d) the business reputation or character of the proposed transferee is not reasonably acceptable to Landlord; or (e) the proposed transferee is not likely to conduct on the Premises a business of a quality substantially equal to that conducted by Tenant.

16.4 Permitted Transfer. Tenant shall have the right without Landlord’s consent, to enter into a Transfer (each, “Permitted Transfer”) to (i) any entity which is wholly owned by Tenant, or (ii) the applicable Yoshiharu Japanese Ramen restaurant franchisor entity (“Franchisor”), or (iii) any “Bona Fide Franchisee” (as such term is defined below) of Franchisor, provided that within fifteen (15) days prior to the effective date of any such transfer the assignee or sublessee executes and delivers to Landlord an instrument reasonably acceptable to Landlord containing an express assumption of all of Tenant’s obligations under this Lease; provided further, however, any such Permitted Transfer undertaken solely for the purpose of circumventing the approval provisions of this Article 16 shall be subject to Landlord’s approval pursuant to the procedures and standards set forth in Sections 16.2 and 16.3. No such Permitted Transfer shall affect or allow any change in any term or provision of this Lease. In no event shall Tenant be released from its obligations under this Lease, nor shall Guarantor be released from its obligations under the Guaranty of Lease, as a result of any Permitted Transfer. As used herein, the term “Bona Fide Franchisee” shall mean that such franchisee shall (i) have executed Franchisor’s standard franchise agreement, a true and accurate fully-executed copy of which will be provided to Landlord prior to the effective date of such Permitted Transfer, (ii) at the time of proposed Permitted Transfer, be operating at least one (1) other “Yoshiharu Ramen” restaurant, and (iii) together with its individual guarantor(s), if any, who execute a Guaranty of Lease in the form attached hereto as Exhibit E (as executed by the original Guarantor identified in Section 1.17), shall have an aggregate Tangible Net Worth (as defined below) equal to or greater than that of the original Tenant and Guarantor in the aggregate as of the Effective Date of this Lease. “Tangible Net Worth” means the total assets minus total liabilities and intangible assets, including but not limited to, goodwill, reputation, patents and trademarks.

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16.5 No Release; Form. No Transfer (including a Permitted Transfer) shall relieve Tenant from its covenants and obligations under this Lease or Guarantor from its obligations under the Guaranty of Lease. The transferor (“Transferor”) shall be bound by the following after any Transfer: (a) Any act of Landlord, or its successors or assigns, consisting of a waiver of any of the terms or conditions of this Lease, the giving of any consent to any matter or thing relating to this Lease, or the granting of any indulgence or extension of time to the Transferee may be done without notice to Transferor and without releasing Transferor from any of its obligations hereunder; (b) the obligations of Transferor hereunder shall not be released by any modification of this Lease, regardless of whether Transferor consents thereto or receives notice thereof; and (c) Transferor unconditionally guarantees, without deduction by reason of setoff, defense or counterclaim, to Landlord and its successors and assigns the full and punctual payment, performance and observance by Tenant, of all of the amounts, terms, covenants and conditions in this Lease contained on Tenant’s part to be paid, kept, performed and observed. Any Transfer shall be evidenced by an instrument in form and content satisfactory to Landlord and executed by Tenant and the Transferee.

16.6 Fees. Tenant shall pay to Landlord, as Additional Rent, concurrently with any request for consent pursuant to Section 16.2, a non-refundable fee of One Thousand Dollars ($1,000.00) as payment to Landlord for its review and processing of the request. In addition, Tenant shall pay to Landlord, as Additional Rent, any legal fees and expenses incurred by Landlord in connection with the proposed Transfer, to the extent such amounts exceed the non-refundable fee set forth above.

16.7 Transfer Rent. If Tenant shall enter into a Transfer hereunder, Tenant shall pay to Landlord the “transfer premium” (as hereinafter defined), if any. In the event of a subletting, “transfer premium” shall mean all rent, additional rent or other consideration payable by such subtenant to Tenant or on behalf of Tenant in connection with the subletting in excess of the rent, additional rent and other sums payable by Tenant under this Lease during the term of the sublease on a per square foot basis if less than all of the Premises is subleased, less the reasonable costs actually incurred by Tenant to secure the sublease. In the event of any Transfer other than a subletting, “transfer premium” shall mean any consideration paid by the assignee to Tenant in connection with such Transfer which Landlord reasonably determines is allocable to the leasehold value of this Lease, less the reasonable costs actually incurred by Tenant to secure the Transfer. If part of the transfer premium shall be payable by the Transferee or subtenant other than in cash, then Landlord’s share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. Notwithstanding any other provision contained in this Lease, Landlord shall not be entitled to any consideration received by Tenant that is fairly allocated to the value of Tenant’s tangible and intangible (including goodwill) business assets (as distinguished from the leasehold value of this Lease).

ARTICLE 17. - DEFAULTS

17.1 Events of Default by Tenant. Each of the following shall be deemed an “Event of Default” hereunder:

(a) Should Tenant at any time fail to pay when due, Minimum Annual Rent, Additional Rent or any other charge payable by Tenant pursuant to this Lease, where such failure continues for a period of three (3) days after written notice from Landlord to Tenant; or

(b) Should Tenant fail to execute and deliver to Landlord any document or instrument required pursuant to Article 18 within the time prescribed therein, where such failure continues for a period of ten (10) days after written notice from Landlord; or

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(c) Should Tenant fail to perform any of any other of its promises, covenants or agreements herein contained and shall remain unperformed (i.e., other than as described in subsections (a) and (b) above) for more than thirty (30) days after written notice from Landlord (provided, however, if the failure to perform cannot be rectified or cured within such thirty (30) day period, the failure to perform shall be deemed to be rectified or cured if Tenant, within such thirty (30) day period, shall have commenced to rectify or cure the failure to perform and shall thereafter diligently and continuously prosecute same to completion). Any notice required to be given by Landlord above shall be in lieu of, and not in addition to, any notice required under Section 1161 of the Code of Civil Procedure of California or any similar, superseding statute.

17.2 Landlord Remedies. Landlord may treat the occurrence of any one (1) or more of the foregoing Events of Default as a breach of this Lease and, in addition to any or all other rights or remedies of Landlord by law or at equity, Landlord shall have the right, at Landlord’s option, without further notice or demand of any kind to Tenant or any other person, (a) to declare the Term ended and to re-enter and take possession of the Premises and remove all persons therefrom, or (b) without declaring this Lease terminated and without terminating Tenant’s right to possession, to re-enter the Premises and occupy the whole or any part for and on account of Tenant and to collect any unpaid rentals and other charges which have become payable or which may thereafter become payable, or (c) even though it may have re-entered the Premises as provided in clause (b) above, to thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises. Without limiting the generality of the foregoing, Landlord shall have the right to exercise all or any of the rights and remedies afforded under California Civil Code Sections 1951.2 or 1951.4. Pursuant to California Civil Code Section 1951.2, the damages Landlord may recover against Tenant include, but are not limited to, the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award, exceeds the amount of such rental loss for the same period that the Tenant proves could be reasonably avoided. Pursuant to California Civil Code Section 1951.4, Landlord may continue this Lease in effect after Tenant’s breach of this Lease and abandonment of the Premises and recover rent as it becomes due, if Tenant has the right to sublet the Premises or assign this Lease, subject only to reasonable limitations. In addition to the foregoing rights and remedies, Landlord shall have the right, but not the obligation, without further notice to Tenant, to incur any expense necessary to perform the obligations of Tenant which Tenant has failed to perform or to otherwise cure Tenant’s default, and Tenant shall pay to Landlord the cost thereof upon written demand by Landlord. Additionally, Landlord shall have the right to remedy any default of an emergency nature, in the event Tenant fails to commence to cure any default creating an emergency situation promptly upon being given notice which is reasonable under the circumstances, and Landlord shall have the right to remedy such a default without notice (if the giving of notice is not reasonably practicable) in the event of an emergency. Landlord’s right to perform Tenant’s obligations pursuant to this Section shall not be deemed to: (i) impose any obligation on Landlord to do so; (ii) render the Landlord liable to the Tenant or any third party for an election not to do so; (iii) relieve the Tenant from any performance obligation hereunder; (iv) relieve the Tenant from any indemnity obligation as provided in this Lease; or (v) cure Tenant’s default or limit in any manner any of Landlord’s rights and remedies under this Lease including, without limitation, Landlord’s right to terminate the Lease due to such default by Tenant. Upon any Event of Default, Tenant shall pay to Landlord the unamortized amount (i.e., amortized on a straight-line basis over the Initial Term in accordance with generally accepted accounting principles) of the Tenant Improvement Allowance and the Commission(s) and all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant’s or any other occupant’s property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant’s obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.

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17.3 Defaults of Landlord. Landlord shall not be in default hereunder unless Landlord fails to perform the obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord specifying the failure and state that in all capitalized bold letters it is a “NOTICE OF DEFAULT” and, following Landlord’s failure to act within such thirty (30) day notice period, to the holder of any first mortgage or deed of trust covering the Premises, whose name and address shall have theretofore been furnished to Tenant in writing specifying wherein Landlord has failed to perform such obligation; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In the case of a default by Landlord, prior to Tenant’s exercise of any remedy, the holder of any first mortgage or deed of trust encumbering the Project shall have the right, but not the obligation, to cure such a default. If and when the holder of any first mortgage or deed of trust has made performance on behalf of Landlord, the default shall be deemed cured. Tenant shall have the right to terminate this Lease as a result of Landlord’s default or failure to perform (provided that Landlord’s default or failure to perform materially and adversely affects Tenant’s ability to operate its business from the Premises), and Tenant shall be entitled to monetary damages. Nothing herein contained shall be interpreted to mean that Tenant is excused from paying Rent due hereunder as a result of any default by Landlord. In no event shall Landlord be liable for consequential damages or Tenant’s lost profits resulting from Landlord’s default. If it is determined in any proceedings that Landlord has improperly failed to grant its consent or approval, where such consent or approval is required by this Lease, Tenant’s sole remedy shall be to obtain declaratory relief determining such withholding to have been improper, and Tenant hereby waives all claims for damages or set-off against Landlord resulting from any withholding of consent or approval by Landlord.

ARTICLE 18. - SUBORDINATION, ATTORNMENT AND TENANT’S CERTIFICATE

18.1 Subordination. Upon written request of Landlord, Landlord’s mortgagee, the beneficiary of a deed of trust of Landlord or a lessor of Landlord, Tenant will subordinate its rights pursuant to this Lease in writing to the lien of any mortgage, deed of trust or the interest of any lease in which Landlord is the lessee (or, at Landlord’s option, cause the lien of said mortgage, deed of trust or the interest of any lease in which Landlord is the lessee to be subordinated to this Lease) and to all advances made or hereafter to be made upon the security thereof, any such subordination being subject to the condition that such mortgagee or beneficiary enters into a written agreement with Tenant, by the terms of which such mortgagee or beneficiary agrees: (a) not to disturb the possession and other right of Tenant pursuant to and for the Term of this Lease (as this Lease may be amended and/or renewed) so long as Tenant continues to perform its obligations hereunder; and (b) in the event of acquisition of title, or coming into possession, by said mortgagee or beneficiary, through foreclosure proceedings or otherwise, to accept Tenant as tenant of the Premises under the terms and conditions of this Lease during the Term of this Lease (as this Lease may be amended and/or renewed).

18.2 Attornment. In the event any proceedings are brought for foreclosure, or any exercise of the power of sale occurs under any mortgage or deed of trust made by Landlord encumbering the Premises, or a deed in lieu is made in lieu of or in connection with any of the foregoing, or should a lease in which Landlord is the lessee be terminated, Tenant shall attorn to the purchaser or lessor under such lease upon any foreclosure, deed in lieu of foreclosure, sale or lease termination and recognize the purchaser or lessor as Landlord under this Lease, provided that the purchaser or lessor shall acquire and accept the Premises subject to this Lease. In no event shall the purchaser or lessor be (i) liable for any previous act or omission of a prior landlord under this Lease; (ii) subject to any offset for a claim arising prior to its succession to the rights of Landlord under this Lease; or (iii) bound by any modification of this Lease or by any prepayment of more than one month’s Minimum Annual Rent made after Tenant was given notice of the existence of the mortgage, deed of trust or lease by which such purchaser or lessor succeeded to the Landlord’s interest, unless the mortgagee, beneficiary or lessor had given its prior written approval to such modification or prepayment.

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18.3 Estoppel Certificates. Tenant agrees, upon not less than ten (10) days prior notice by Landlord, to execute, acknowledge and deliver to Landlord, a statement in writing in such form as may reasonably be required by Landlord or Landlord’s beneficiary or transferee (“Tenant’s Certificate”).

18.4 Subordination of Landlord’s Lien. Landlord hereby agrees to subordinate any security interest Landlord may now have or hereafter have in any of Tenant’s furniture, trade fixtures and/or personal property for which the Tenant Improvement Allowance was not used to pay for all or a portion thereof (collectively, “FF&E”) to an equipment lessor or lender with an ownership or security interest in such FF&E, provided that Landlord, Tenant and such equipment lessor or lender execute an agreement substantially in the form attached hereto as Exhibit H.

ARTICLE 19. - MATTERS OF RECORD

Tenant agrees that (a) as to its leasehold estate, it and all persons in possession or holding under it will conform to and will not violate the terms of any covenants, conditions, restrictions, easements, ground leases, mortgages or deeds of trust currently of record (collectively, “Agreements”), including that certain (i) Operation and Easement Agreement recorded on July 18, 2000 as Instrument No. 00195108 in the Official Records of Los Angeles County, California, as amended by that certain First Amendment to Operation and Easement Agreement, as amended from time to time (collectively, the “OEA”), (ii) that certain Grant of Easements and Declaration of Covenants, Conditions and Restrictions recorded on July 13, 2000, as Instrument No. 00-1011516 in the Official Records of Los Angeles County, California, as amended from time to time (the “Master Declaration”), and (iii) that certain Covenants, Conditions, Restrictions and Easement Agreement recorded on December 13, 2019, as Instrument No. 20191391992 in the Official Records of Los Angeles County, California, (b) this Lease is subordinate to the Agreements and any amendments or modifications thereto; provided, however, if the Agreements are not of record as of the date of this Lease, then this Lease shall automatically become subordinate to the Agreements upon recordation so long as the Agreements do not materially interfere with or prevent Tenant from using the Premises for the use set forth in Section 1.12, and do not materially diminish the rights or materially increase the obligations of Tenant under this Lease. Tenant further agrees to execute and return to Landlord, within twenty (20) days of written demand by Landlord, an agreement in recordable form subordinating this Lease to the Agreements.

ARTICLE 20. - MISCELLANEOUS

20.1 Security Deposit. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall not then be in default, and no circumstances exist such that Tenant would become in default over the passage of time, the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days following the expiration of the Lease Term. Tenant hereby waives any and all rights with regard to the Security Deposit set forth in California Civil Code Section 1950.7, or any similar, related or successor provision of law whereby Landlord may only claim from a security deposit those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises.

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20.2 Hazardous Materials. Tenant, at its sole cost and expense, shall comply with all laws relating to the storage, use, handling and disposal of hazardous, toxic or radioactive matter including, without limitation, those materials identified in Sections 66680 and 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30 (“Title 22”), as amended from time to time (collectively, “Hazardous Materials”). Tenant shall notify Landlord and provide to Landlord a copy or copies of any environmental entitlements or inquiries related to the Premises. The clean-up and disposal of any Hazardous Materials released onto or about the Project by Tenant or its agents, contractors or employees shall be performed by Tenant at Tenant’s sole cost and expense and shall be performed in accordance with all applicable laws, rules, regulations and ordinances, pursuant to a site assessment and removal/remediation plan prepared by a licensed and qualified geotechnical engineer and submitted to and approved in writing by Landlord prior to the commencement of any work. The foregoing notwithstanding, Landlord in Landlord’s sole and absolute discretion may elect, by written notice to Tenant, to perform the clean-up and disposal of such Hazardous Materials from the Premises and/or the Project. In such event, Tenant shall pay to Landlord the reasonable cost of same upon receipt from Landlord of Landlord’s written invoice therefor. Notwithstanding any other term or provision of this Lease, Tenant shall permit Landlord or Landlord’s agents or employees to enter the Premises at any time, upon reasonable prior notice, to inspect, monitor and/or take emergency or long-term remedial action with respect to Hazardous Materials on or affecting the Premises or to discharge Tenant’s obligations hereunder with respect to such Hazardous Materials when Tenant has failed, after demand by Landlord, to do so. In exercising its rights in the immediate foregoing, Landlord shall take all reasonable measures to not interfere with or interrupt the operation of Tenant’s business in the Premises. All costs and expenses incurred by Landlord in connection with performing Tenant’s obligations hereunder shall be reimbursed by Tenant to Landlord within thirty (30) days of Tenant’s receipt of written request therefor. Notwithstanding anything to the contrary herein this Section 20.2, Lease, or anywhere else, Tenant shall not be responsible for, shall have no liability or obligations with respect to, and shall not be obligated to pay for or take any action with respect to (i) the existence of any Hazardous Materials on, within, under, from and/or about the Premises or Project which occurred or existed prior to the date of the delivery of the Premises by Landlord to Tenant.

20.3 Relocation. Landlord shall have the right to relocate the Premises to another part of the Project in accordance with the following: (a) The new Premises shall be substantially the same in size, decor and nature as the Premises described in this Lease and shall be placed in that condition by Landlord at its cost, (b) the physical relocation of the Premises shall be accomplished by Landlord at its cost, (c) Landlord shall give Tenant at least thirty (30) days’ notice of Landlord’s intention to relocate the Premises, (d) Landlord shall diligently pursue the relocation of the Premises and Minimum Annual Rent and all other sums and charges payable under this Lease shall abate during the period of such relocation, and (e) all incidental costs incurred by Tenant as a result of the relocation including, without limitation, costs incurred in changing addresses on stationery, business cards, directories, advertising and other such items shall be paid by Landlord in a sum not to exceed One Thousand Five Hundred Dollars ($1,500.00).

20.4 Notices. Every notice, demand or request (collectively “Notice”) required hereunder or by law to be given by either party to the other shall be in writing. Notices shall be given by personal service or by United States certified or registered mail, postage prepaid, return receipt requested, or by telegram, mailgram or same-day or overnight private courier, addressed to the party to be served at the address indicated in Section 1.18 or such other address as the party to be served may from time to time designate in a Notice to the other party. Copies of any Notice shall be sent to the addresses, if any, designated for service of copies of Notices in Section 1.18.

20.5 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, terrorism, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, judicial orders, enemy or hostile governmental action, civil commotion, fire or other casualty, pandemic, epidemic, and other causes (except financial) beyond the reasonable control of the party obligated to perform, shall excuse the performance by that party for a period equal to the prevention, delay or stoppage, except the obligations imposed with regard to Minimum Annual Rent and Additional Rent to be paid by Tenant pursuant to this Lease.

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20.6 Termination and Holding Over. Upon the expiration or earlier termination of the Term, Tenant shall peaceably and quietly surrender the Premises broom-clean and in the same condition (including, at Landlord’s option, the demolition and removal of any Alterations made by Tenant to the Premises, unless at the time Landlord gave its consent to such Alterations Landlord agreed in writing that Tenant would not have to demolish and remove such Alterations upon the termination of this Lease) as the Premises were in upon delivery of possession of same to Tenant by Landlord, reasonable wear and tear and any damage to the Premises which Tenant is not required to repair pursuant to Article 14 or Article 15 excepted. Subject to the foregoing, Tenant shall remove from the Premises all of Tenant’s trade fixtures, furniture, equipment, signs, improvements, additions and Alterations to the extent such items are not permanently affixed to the Premises, and immediately repair any damage occasioned to the Premises by reason of such removal so as to leave the Premises in a neat and clean condition. If Tenant fails to remove any of its trade fixtures, furniture and other personal property upon expiration or the sooner termination of this Lease, Landlord may, at Landlord’s option after ten (10) days written notice to Tenant, in lieu of the provisions of California Civil Code §1980 et seq. (and any successor statutes) (i) retain all or any of such property, and title thereto shall thereupon automatically vest in Landlord, or (ii) Landlord may remove same from the Premises and dispose of all or any portion of such property, in which latter event Tenant shall, upon demand, pay to Landlord the actual expense of such removal and disposition together with the cost of repair of any and all damage to the Premises resulting from or caused by such removal. Tenant waives any and all rights it may have under California Civil Code §1980 et seq. and any successor statutes. Should Tenant hold over in the Premises beyond the expiration or earlier termination of this Lease, the holding over shall not constitute a renewal or extension of this Lease or give Tenant any rights under this Lease. In such event, Landlord may, in its sole discretion, treat Tenant as a tenant at will, subject to all of the terms and conditions in this Lease, except that Minimum Annual Rent shall be an amount equal to one and one-half (1-1/2) times the sum of Minimum Annual Rent which was payable by Tenant for the twelve (12) month period immediately preceding the expiration or earlier termination of this Lease.

20.7 Intentionally Omitted.

20.8 Intentionally Omitted.

20.9 Tenant Improvement Allowance. Provided Tenant is not then in breach or default under this Lease (as more specifically described below), Landlord agrees to contribute the lesser of (a) the amount set forth in Section 1.25 or (b) the actual cost of Tenant’s Work paid by Tenant to unaffiliated contractors, excepting that said sum shall not in any event apply towards Tenant’s trade fixtures, furniture, equipment, permit fees, plan review fees, signs or architect fees. Said sum is hereinafter referred to as the “Tenant Improvement Allowance”. Landlord shall pay to Tenant the Tenant Improvement Allowance within thirty (30) days after items (a) through (g) below are satisfied:

(a) All building permits for Tenant’s Work have been issued by the applicable governmental authorities and copies of such building permits have been delivered to Landlord;

(b) All required inspections of Tenant’s Work by the applicable governmental agencies have taken place and the completed Tenant’s Work has passed all such inspections;

(c) Tenant has completed Tenant’s Work;

(d) Tenant has opened for business to the public from the Premises;

(e) Tenant has submitted to Landlord a conformed copy of Tenant’s recorded Notice of Completion, prepared and recorded in accordance with statutory requirements;

(f) Tenant has submitted to Landlord (i) all invoices and proof of payment for all of Tenant’s Work; and (ii) final, unconditional lien releases and waivers from any and all contractors and materialmen which provided services or supplies to or for the account of Tenant with respect to Tenant’s Work; and

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(g) Tenant is not in breach or default of any provisions of the Lease and has paid to Landlord all amounts owing to Landlord pursuant to the Lease as of the date reimbursement is to be made (it being understood, however, that in the event of any such breach(es) or default(s) at the time payment is sought, Landlord shall notify Tenant of such default(s) and the Tenant Improvement Allowance shall not be deemed forfeited, but Landlord shall be obligated to pay the Tenant Improvement Allowance if and when such breach(es) or default(s) are cured, unless this Lease is terminated as a result of any such breach(es) or default(s)).

All items of Tenant’s Work paid for with the Tenant Improvement Allowance shall be deemed Landlord’s property under the terms of the Lease. If for any reason whatsoever, Tenant fails to use any portion of the Tenant Improvement Allowance on or before the last day of the sixth (6th) month after the Commencement Date, then Tenant shall be deemed to have unconditionally and irrevocably waived its right to use any remaining portion of the Tenant Improvement Allowance without any offset, abatement or deduction of Minimum Annual Rent.

20.10 Miscellaneous Provisions.

(a) It is understood that there are no oral or written agreements or representations between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, agreements and understandings, if any, between Landlord and Tenant. No provision of this Lease may be amended except by an agreement in writing signed by Landlord and Tenant.

(b) Subject to the terms of this Lease, all rights and obligations of Landlord and Tenant under this Lease shall extend to and bind the respective heirs, executors, administrators and the permitted concessionaires, successors, subtenants and assignees of the parties. If there is more than one (1) Tenant hereunder, each shall be bound jointly and severally by the terms, covenants and agreements contained in this Lease.

(c) Any waiver by either party of a breach by the other party of a covenant of this Lease shall not be construed as a waiver of a subsequent breach of the same covenant.

(d) Except where another rate of interest is specifically provided for in this Lease, any amount due from either party to the other under this Lease which is not paid when due, shall bear interest at the rate per annum (“Interest Rate”) equal to the prime interest rate published from time to time by the Wall Street Journal plus two (2) percentage points (but in no event to exceed the maximum lawful rate) from the date such amount was originally due to and including the date of payment.

(e) If Tenant or Landlord is a corporation, partnership or limited liability company, each individual executing this Lease on behalf of the corporation, partnership or limited liability company (in his/her representative capacity only) represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the corporation, partnership or limited liability company and that this Lease is binding upon the corporation, partnership or limited liability company.

(f) This Lease shall be governed by and construed in accordance with the laws of the State of California without giving effect to the choice of law provisions thereof.

(g) Tenant waives any and all rights of redemption granted under any present and future laws in the event Landlord obtains the right to possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

(h) In the event that, at any time after the date of this Lease, either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, the party not prevailing in such action or proceeding shall reimburse the prevailing party for its actual attorneys’ fees, and all fees, costs and expenses incurred in connection with such action or proceeding, including, without limitation, any post-judgment fees, costs or expenses incurred on any appeal or in collection of any judgment.

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(i) Tenant shall observe faithfully and comply with, and shall cause its employees and invitees to observe faithfully and comply with, reasonable and nondiscriminatory rules and regulations governing the Project as may from time to time be promulgated by Landlord, a current copy of which is attached hereto as Exhibit F. Such Rules and Regulations shall not be applied against Tenant in a discriminatory manner, and any changes to which Landlord shall provide prior notice of to Tenant.

(j) Neither this Lease nor any memorandum hereof shall be recorded by either party hereto.

(k) Should Landlord sell, exchange or assign this Lease (other than a conditional assignment as security for a loan), then Landlord, as transferor, shall be relieved of any and all obligations on the part of Landlord accruing under this Lease from and after the date of such transfer provided that Landlord’s successor in interest shall assume such obligations from and after such date. Written notice of any such transfer shall be given to Tenant.

(l) Notwithstanding anything contained in this Lease to the contrary, it is expressly understood and agreed that any judgment against Landlord resulting from any default or other claim under this Lease shall be satisfied only out of the net rents, issues, profits and other income actually received from the operation of the Project, and Tenant shall have no claim against Landlord (as Landlord is defined in Section 13.5) or any of Landlord’s personal assets for satisfaction of any judgment with respect to this Lease.

(m) If any part of the Premises is at any time subject to a first mortgage or a first deed of trust, and this Lease or the rentals due from Tenant hereunder are assigned by Landlord to a mortgagee, trustee or beneficiary (“Assignee” for purposes of this clause (m) only) and Tenant is given written notice of the assignment including the post office address of Assignee, then Tenant shall also give written notice of any default by Landlord to Assignee, specifying the default in reasonable detail and affording Assignee a reasonable opportunity to make performance for and on behalf of Landlord. If and when Assignee has made performance on behalf of Landlord, the default shall be deemed cured.

(n) Landlord and Tenant desire and intend that any disputes arising between them with respect to or in connection with this Lease be subject to expeditious resolution in a court trial without a jury. Therefore, to the extent permitted by law, Landlord and Tenant each hereby waive the right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding or other hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect.

(o) Tenant shall pay all costs for work performed by or on account of it and shall keep the Premises and the Project free and clear of mechanics’ liens or any other liens. Tenant shall give Landlord immediate notice of any lien filed against the Premises or the Project as a result of any work of improvement performed by or on behalf of Tenant. Tenant shall immediately cause any lien to be discharged or removed of record by either paying the amount thereof or recording a statutory lien release bond in an amount equal to one hundred fifty percent (150%) of the amount of said lien, or such other amount as may be adequate to cause the lien to be released as an encumbrance against the Premises and the Project.

(p) Tenant shall be required to utilize Landlord’s roofing contractor in the event Tenant or Tenant’s Agents desire to penetrate the roof of the Premises for any repairs, alterations or improvements permitted to be made to the Premises by Tenant pursuant to the terms of this Lease; provided, however, if Landlord and Tenant reasonably determine that Landlord’s roofing contractor’s rates are not reasonably competitive, Tenant shall have the right to utilize any other licensed and reputable roofing contractor reasonably acceptable to Landlord.

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(q) Tenant represents and warrants that it has not had any dealings with any realtors, brokers or agents in connection with the negotiation of this Lease, except as may be specifically set forth in Section 1.26, and agrees to pay any realtors, brokers or agents not referenced in Section 1.26 and to hold Landlord harmless from the failure to pay any realtors, brokers or agents and from any cost, expense or liability for any compensation, commission or charges claimed by any other realtors, brokers or agents claiming by, through or on behalf of Tenant with respect to this Lease and/or the negotiation hereof.

(r) Intentionally Omitted.

(s) Tenant acknowledges that Tenant’s failure to submit any required document, certificate, report, statement of Gross Sales, insurance policy or certificate as and when required in this Lease will cause Landlord to incur additional costs of administration, and agrees that in the event Tenant fails to submit any required document, certificate, report, statement of Gross Sales, insurance policy or certificate as and when required in this Lease, Tenant shall pay to Landlord a “Service Charge” in the amount of One Hundred Dollars ($100.00) for each week or portion thereof that said failure continues. Tenant agrees that such Service Charge shall not constitute damages, and that neither Tenant’s payment of such Service Charge nor Landlord’s acceptance of such payment shall result in a cure of any default under this Lease, or waiver of any default under this Lease by Landlord.

(t) Tenant agrees to cooperate to the extent reasonably possible with all present or future programs intended to manage parking, transportation or traffic in and around the Project or Premises (but, shall fully comply with all such parking, transportation and traffic programs which are non-voluntary obligations of the Premises or Project as imposed by any governmental entity or authority) and in connection therewith, Tenant shall use reasonable efforts and take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant or its employees; (ii) increased vehicle occupancy; (iii) implementation of an in- house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; (vi) the requirement that Tenant supply Landlord annually with an employee survey, in the form required by the applicable governing authority; (vii) the requirement that Tenant provide information to its employees on carpooling, bus routes and schedules, and bicycling information; and (viii) utilizing flexible work shifts for employees. Tenant agrees to pay its proportionate share of the costs of any transportation management program adopted by the Project pursuant to the requirements of any governmental entity or authority (including, but not limited to, any transportation management fees), which proportionate share shall be reasonably determined by Landlord for each category of costs incurred in connection with such program based on either (a) the Floor Area of the Premises in relation to the Floor Area of the premises of all tenants or occupants participating in the transportation management program or (b) the number of employees of Tenant in relation to the number of employees of all tenants or occupants participating in the transportation management program. In the event Landlord requires Tenant’s employees to park their vehicles off the Project, Landlord shall provide such employees with transportation both to and from their vehicles at no charge to Tenant.

(u) Tenant hereby represents and warrants that Tenant has the right and license to use “Yoshiharu Japanese Ramen” as a Trade Name.

(v) Tenant represents and warrants to Landlord that Tenant is currently in compliance with, and Tenant further covenants to Landlord that Tenant shall at all times during the Lease Term (including any extension thereof) remain in compliance with, the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including, but not limited to, Executive Order 13224, dated September 24, 2001 and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), or other governmental, regulatory, or administrative action relating thereto.

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(w) This Section is intended to comply with the terms of California Civil Code Section 1938, which provides that a commercial property owner or lessor shall state on every lease form or rental agreement executed on or after January 1, 2017, whether the premises being leased or rented has undergone inspection by a Certified Access Specialist (“CASp”), and, if so, whether the property has or has not been determined to meet all applicable construction-related accessibility standards pursuant to California Civil Code Section 55.53. Pursuant to California Civil Code Section 1938, Landlord hereby advises Tenant that the Premises has not undergone an inspection by a CASp. The following disclosure is hereby made pursuant to California Civil Code Section 1938(e):

“A CASp can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

Landlord and Tenant hereby acknowledge and agree that, in the event Tenant elects to have a CASp inspection performed in accordance with its rights pursuant to California Civil Code Section 1938, Tenant shall be solely responsible for the cost and/or fees associated with such CASp inspection, as well as the cost of any and all repairs, alterations, modifications, upgrades, improvements or other compliance work necessary to correct violations of construction-related accessibility standards with respect to the Premises and hereby agrees to keep such inspection report and results strictly confidential and not disclose same to any person or entity (including, without limitation, the other tenants and occupants of the Project), other than Tenant’s attorneys, contractors and other consultants.

(x) All of the exhibits referenced in this Lease are incorporated herein by this reference.

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20.11 Tenant’s Building Permit Contingency. Notwithstanding anything to the contrary contained in this Lease, provided Tenant complies with all of the terms and conditions of this Section 20.11, Tenant shall have the one-time right to terminate this Lease if within ninety (90) days after the Submittal Date (as defined in Exhibit C) (the “Building Permit Period”), Tenant shall not have obtained the necessary approvals and permits (collectively, “Building Permits”) from the City and/or any other governmental or quasi-governmental authority having jurisdiction over the Premises (or reasonable assurances that it will obtain the foregoing) so as to permit Tenant to perform Tenant’s Work (the “Building Permit Contingency”). Landlord hereby covenants and agrees, at no cost to Landlord, to reasonably cooperate with Tenant in securing the Building Permits. From and after the Effective Date, Tenant, at its sole cost and expense, shall promptly prepare, process and submit all appropriate applications to all applicable governmental bodies and agencies to obtain the Building Permits in strict accordance with the terms of this Lease and diligently pursue and use all commercially reasonable efforts to obtain all Building Permits as soon as reasonably possible. In the event the Building Permits acceptable to Tenant, in its reasonable discretion, cannot be timely obtained notwithstanding Tenant’s commercially reasonable, good faith and diligent efforts, then Tenant may terminate this Lease only by providing written notice to Landlord, in which event Landlord shall promptly refund Tenant the Security Deposit and any prepaid rent and each party shall have no further obligation to the other party, except for any indemnity obligations which survive the termination of this Lease. In the event Tenant fails to terminate this Lease on or before the expiration of the Building Permit Period, Tenant shall be deemed to have irrevocably and unconditionally waived its right to terminate the Lease pursuant to this Section 20.11. Notwithstanding the foregoing, Landlord shall have the right, but not the obligation, to nullify Tenant’s election to terminate the Lease pursuant to this Section 20.11 and extend the Building Permit Period for up to an additional forty-five (45) days upon written notice to Tenant within ten (10) days after Landlord’s receipt of Tenant’s termination notice. In such event, Landlord shall have the right to process Tenant’s Building Permit applications and obtain Tenant’s Building Permits upon Tenant’s behalf and cost and Tenant shall cooperate fully with Landlord. If Landlord obtains Tenant’s Building Permits within such forty-five (45) day period, Tenant shall have no right to terminate the Lease pursuant to this Section 20.11 and this Lease shall continue in full force and effect. Tenant’s Building Permits shall be deemed to be obtained or received on the date same are ready to be picked up or issued by the City or other applicable governmental entity.

[remainder of page left blank intentionally – signature page follows]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease on the day and year first above written.

"LANDLORD"

CERRITOS WEST COVENANT GROUP LLC,
a Nevada limited liability company,
a tenant in common

By: California RE Manager, LLC,
a California limited liability company,
as Managing Member

DocuSigned by:
By: Christopher Aguon
4BC1AA8DF57C49E...
Name: Christopher Aguon
Its: Authorized Signatory

CERRITOS WEST EXCHANGE I LLC,
a Nevada limited liability company,
a tenant in common

By: California RE Manager, LLC,
a California limited liability company,
as Manager

DocuSigned by:
By: Christopher Aguon
4BC1AA8DF57C49E...
Name: Christopher Aguon
Its: Authorized Signatory

CERRITOS WEST EXCHANGE II LLC,
a Nevada limited liability company,
a tenant in common

By: California RE Manager, LLC,
a California limited liability company,
as Manager

DocuSigned by:
By: Christopher Aguon
4BC1AA8DF57C49E...
Name: Christopher Aguon
Its: Authorized Signatory

"TENANT"

YOSHIHARU CERRITOS,
a California Corporation,
dba "Yoshiharu Japanese Ramen"

DocuSigned by:
By: James Chae
Name: James Chae
Title: james chaePresident

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EXHIBIT A

SITE PLAN

OUTDOOR PATIO AREA
Existing Fountain
Proposed Redevelopment Area
Existing Target store storage to remain
12'
12'
Proposed Refurbished parkway, see Landscape Plans
Proposed Refurbished parkway, see Landscape Plans
PROJECT
PREMISES

The purpose of this Exhibit is to show the approximate location of the Premises. It shall not be deemed to be a warranty, representation or agreement on the part of Landlord that the Project will be, or will remain, as depicted hereon, or that the tenants shown hereon (if any) are now, or will be, in occupancy at any time during the Lease Term.

A-1

EXHIBIT A-1

LEGAL DESCRIPTION OF PROJECT

The Land referred to herein below is situated in the City of Cerritos, County of Los Angeles, State of California, and is described as follows:

PARCEL 2 OF PARCEL MAP NO. 82274, IN THE CITY OF CERRITOS, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 406, PAGES 33 THROUGH 35 OF PARCEL MAPS, IN THE OFFICE OF THE LOS ANGELES COUNTY RECORDER.

A-1-1

EXHIBIT B

PREMISES FLOOR PLAN

B-1

EXHIBIT C

11525 SOUTH STREET, CERRITOS, CA

CONSTRUCTION PROVISIONS

IN-LINE RETAIL AND RESTAURANT SPACE

1. LANDLORD’S WORK. TENANT ACKNOWLEDGES AND AGREES THAT IT HAS INSPECTED THE PREMISES AND THAT, EXCEPT FOR LANDLORD’S WORK, TENANT IS ACCEPTING THE PREMISES IN ITS EXISTING “AS-IS” CONDITION. TENANT IS RELYING ON ITS OWN INVESTIGATIONS AND NOT ON ANY REPRESENTATIONS OR WARRANTIES OF LANDLORD. Notwithstanding the foregoing to the contrary, in accordance with the following provisions, Landlord warrants (the “Building Systems Warranty”) that the electrical and plumbing systems and the existing HVAC unit serving the Premises will be in good working condition as of the Possession Date.

Landlord, at its cost and expense, will construct the Premises in accordance with Landlord’s plans and specifications prepared by Landlord, or Landlord’s architect, inclusive of the items described below (such work shall hereinafter be referred to as “Landlord’s Work”):

1.	Landlord shall construct the demising wall.

2.	Landlord shall permanently seal off rear door to Premises and remove rear stairs.

Any work in addition to the Landlord’s Work the items outlined above shall be provided by Tenant at its sole cost and expense. Any equipment or work other than those items specifically enumerated in the Landlord’s Work items outlined above, which Landlord installs or constructs in the Premises on Tenant’s behalf, shall be paid for by Tenant within fifteen (15) days after receipt of a bill therefor. Said bill will be inclusive of Landlord’s cost plus supervision, architectural and engineering expenses.

2. TENANT’S WORK.

A. General.

1. The work to be done by Landlord in satisfying its obligation to construct Tenant’s store under this Lease shall be limited to that described in the foregoing paragraphs. All other work to be done in the Premises shall be provided by Tenant at Tenant’s sole cost and expense (“Tenant’s Work”) in accordance with Tenant’s detailed plans and specifications, which shall be reasonably approved by Landlord in advance. All Tenant’s Work shall be undertaken at Tenant’s sole cost and expense and shall be prosecuted diligently to completion. Upon Tenant’s receipt of its Building Permits (as defined in Section 20.11), Tenant shall immediately commence construction of Tenant’s Work and shall diligently pursue such construction to completion in accordance with the Tenant’s Approved Plans.

2. Tenant’s Work shall comply with all applicable statutes, ordinances, regulations, laws and codes, and Landlord’s design criteria for Tenant’s Work previously delivered to Tenant.

3. All contractors engaged by Tenant shall be bondable, licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord’s general contractor and other contractors on the job and shall be subject to Landlord’s prior written consent. All work shall be coordinated with the general project work. The performance of Tenant’s Work shall be subject to rules and regulations promulgated by Landlord from time to time, including without limitation, the times and manner for the performance of certain elements of Tenant’s Work.

Exhibit C – Page 1

4. Where conflict exists between building codes, utility regulations, statutes, ordinances, other regulatory requirements and Landlord’s requirements, as set forth herein, the more stringent of the requirements shall govern.

5. Tenant shall inspect, verify and coordinate all field conditions pertaining to the Premises from time to time prior to the start of its store design work, through its construction, including its fixturing and merchandising. Tenant shall advise Landlord immediately of any discrepancies with respect to Landlord’s drawings. Any adjustments to the work arising from field conditions, not apparent on Tenant’s drawings and other building documents, shall require the prior written approval of Landlord.

6. Landlord reserves the right to require changes in Tenant’s Work when necessary by reason of code requirements or building facility necessity, field conditions, or directives of governmental authorities having jurisdiction over the Premises, or directives of Landlord’s insurance underwriters.

7. Tenant’s Work shall be (i) performed under the supervision of a competent architect or competent licensed structural engineer satisfactory to Landlord, (ii) performed in accordance with plans and specifications with respect thereto, approved in writing by Landlord before the commencement of work, and (iii) high quality, appropriate for a first-class shopping center and done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. Upon completion of Tenant’s Work, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Premises is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute. All leasehold improvements by Tenant shall become an integral part of the Premises upon installation thereof and shall not be removed by Tenant. All improvements to the Premises by Tenant including, but not limited to, light fixtures, floor coverings and partitions, and other items comprising Tenant’s Work pursuant to Exhibit C, but excluding trade fixtures and signs, shall be deemed to be the property of Landlord upon installation thereof. All materials used in Tenant’s Work shall be new or like new quality and condition.

B. Plans and Specifications. Within thirty (30) days after full execution of the Lease and receipt of Landlord’s plans and specifications for Landlord’s Work, Tenant shall cause to be prepared fully- dimensioned quarter-inch (1/4”) scale plans (“Tenant’s Plans”), to be delivered to Landlord for review and approval. The plans shall show, among other things, the specific requirements for the Premises, showing clearly the storefronts, interior partitions, trade fixture plans, lighting, electric outlets, floor coverings, exterior signs, and other specific requirements of Tenant, all in conformity with Landlord’s Work, and Tenant’s Work. Within ten (10) business days after Landlord’s receipt of Tenant’s Plans, Landlord shall return Tenant’s Plans to Tenant with Landlord’s required modifications or approval. Within fifteen (15) days after Tenant’s receipt of Landlord’s required modifications of Tenant’s Plans, Tenant shall cause Tenant’s Plans to be revised and resubmitted to Landlord for approval. Within five (5) business days following Landlord’s approval of Tenant’s Plans (the “Submittal Date”), Tenant shall, at Tenant’s sole cost and expense, apply for Tenant’s Building Permits and all other permits required for Tenant’s Work, use and occupancy of the Premises, specifically including Tenant’s exterior sign plans, and Tenant shall submit Tenant’s Plans to all applicable governmental authorities for approval. Tenant shall diligently seek to obtain Tenant’s Building Permits and shall notify Landlord in writing of any changes to Tenant’s Plans required by any governmental authority. All changes to Tenant’s Plans shall be subject to Landlord’s approval. For each Tenant submission to the applicable governmental authorities, Tenant agrees it shall pay any reasonable fees which may be stipulated by such authorities for the expediting of the processing of Tenant’s Building Permits. Upon Tenant’s receipt of Tenant’s Building Permits, Tenant shall immediately deliver each of the following to Landlord: (a) two (2) sets of the final plans for Tenant’s Work as approved by the applicable governmental authorities (“Tenant’s Approved Plans”); (b) a copy of Tenant’s Building Permit; and (c) executed copies of policies of insurance or certificates thereof (as required under Article 14). Notwithstanding Landlord’s review and approval of Tenant’s Plans, neither Landlord, nor its agents, servants or employees shall have any liability in any respect to any inadequacies, deficiencies, errors or omissions in Tenant’s Plans or the failure of Tenant’s Plans to comply with applicable law.

Exhibit C – Page 2

C. Fees. Tenant shall pay all Governmental Fees (as defined herein) required to be paid for the issuance of Tenant’s Building Permits. As used herein, “Governmental Fees” shall mean and include all impact, city planning, inspection, permit, mitigation, school, public facility, traffic thoroughfare, traffic signal, energy, sewer, governmental entitlement, permit, fire protection, processing, license, roadway assessment, flood control, electrical department, drainage and utility hook-up, connection, start-up or user fees (including, without limitation the cost of all utility meters) and the other fees, assessments and impositions required to be paid as a condition for obtaining Tenant’s Building Permits.

D. Delivery of Premises. Upon the Possession Date (as defined in Section 4.1 of the Lease), Landlord shall deliver to Tenant and Tenant shall accept possession of the Premises.

E. Installation of Tenant’s Property.

1. Within five (5) business days following the Possession Date, Tenant shall commence Tenant’s Work and proceed with due diligence, at its own expense, to install in the Premises Tenant’s property (meaning all items of personal property included in Tenant’s Work, as well as Tenant’s trade fixtures, equipment and merchandise) without interference with other work, if any, being done in the Building or Project, and in compliance with all certificates and approvals relating to any work or installation done by Tenant that may be required by any governmental or insurance requirement. In the event that Tenant’s Work is not completed within the time period set forth in Section 1.7 of the Lease in conformance with Tenant’s Approved Plans to the standards set forth herein, Landlord shall have the right (but not the obligation) to complete Tenant’s Work utilizing Landlord’s contractors, in which case Tenant shall reimburse Landlord for the total actual costs incurred by Landlord plus a ten percent (10%) administration charge, to be paid by Tenant within ten (10) days after presentation to Tenant by Landlord of invoices evidencing such costs. Tenant shall utilize licensed contractors for the performance of Tenant’s Work, and shall provide Landlord with the names and qualifications of any selected contractors prior to initiating Tenant’s Work. Landlord shall have ten (10) days thereafter to approve or disapprove of Tenant’s selected contractor, in Landlord’s reasonable discretion. If Landlord disapproves of Tenant’s selected contractors, Tenant shall submit alternative selections. This procedure shall be repeated until an acceptable contractor list is submitted to and approved by Landlord. Landlord shall have no responsibility for any loss of or damage to any of Tenant’s property so installed or left on the Premises. Tenant’s entry prior to the commencement of the Lease Term shall be governed by all of the provisions of the Lease, notwithstanding the fact that the Lease Term or the requirement to pay Rent may not then have commenced.

2. Landlord’s Work shall not include, and Tenant shall bear the entire expense of, procuring and installing in the Premises, whether affixed to the Premises or not, any work designated in Tenant’s Approved Plans as a Tenant item or Tenant’s property incidental to the operation of business on the Premises, including, without limitation, furniture, shelves, interior decoration, graphics, movable partitions, and exterior and interior signs (see Exhibit “D”, “Sign Criteria”).

F. Payment for Changes in Work. No changes, modifications or alterations in Tenant’s Approved Plans can be made without the written consent of Landlord. Any additional charges, expenses or costs [including any increased fee which Landlord may be required to pay for architectural, engineering and other similar services arising by reason of any subsequent change, modification or alteration in Tenant’s Approved Plans made at the request of Tenant, and including a fifteen percent (15%) administration charge on the entire cost of the change or modification to be paid to Landlord], shall be at the sole cost and expense of Tenant and shall be paid by Tenant to Landlord before the performance of the work requested by Tenant.

Exhibit C – Page 3

EXHIBIT D

SIGN CRITERIA

These criteria have been established for the purpose of assuring an outstanding retail center and for the mutual benefit of all tenants. Conformance will be strictly enforced and any installed nonconforming or unapproved signs must be brought into conformance at the expense of the Tenant. These criteria are in addition to any sign criteria and sign restrictions set forth in the Agreements governing the Project. Approval by Landlord does not constitute approval by all governing bodies, including, without limitation, city or county governmental entities or agencies. Tenant shall obtain all necessary permits prior to any sign installation.

A. GENERAL REQUIREMENTS

1. Each Tenant shall submit or cause to be submitted to the Landlord for approval before fabrication at least three (3) copies of the sign shop drawings (1) one copy to be colored indicating the location, size, layout, design and color of proposed signs, including all lettering and/or graphics. Refer to section E for shop drawing requirements.

2. All permits for signs and their installation shall be obtained by the Tenant. Signs shall be designed and constructed in accordance with these standards and applicable governmental standards; the more rigorous provisions shall control.

3. All signs shall be constructed, installed and maintained at Tenant’s expense.

4. Tenant shall be responsible for the fulfillment of all requirements of these criteria.

5. The removal of signs is the responsibility of the Tenant. Such signs shall be removed within five (5) days of the expiration or earlier termination of Tenant’s lease. AT THIS TIME, IT IS ALSO THE RESPONSIBILITY OF THE TENANT TO RESTORE THE SIGN BAND FASCIA TO LIKE NEW CONDITION.

B. GENERAL SPECIFICATIONS

1. No animated, flashing, moving or audible signs will be permitted.

2. All signs and their installation shall comply with all local building and electrical codes.

3. No exposed conduit will be permitted.

4. All conductors, transformers and other equipment shall be concealed.

5. Electrical service to all signs shall be from Tenant’s premises, at Tenant’s expense and controlled by Tenant’s time clock.

6. Painted lettering, paper or cardboard signs, temporary signs (exclusive of contractor or real estate leasing or sale signs), stickers and decals will not be permitted except as specified.

7. All signs shall be professionally made and installed.

8. Except as provided herein, no advertising placards, banners, pennants, names, insignia, trademarks or other descriptive material, shall be affixed or maintained upon the glass panes and supports of the show windows and doors, or upon the exterior wall of the Building or storefront unless specifically approved in writing by Landlord.

Exhibit D – Page 1

9. Tenant is required to place upon each public entrance of its premises not more than 144 square inches of white decal application lettering not to exceed two inches (2”) in height, indicating hours of business and emergency telephone numbers.

C. LOCATION OF SIGNS

1. Each Tenant will be allowed one (1) sign on the front, rear and side exterior walls of its premises. The total length of sign shall in no event be more than 70% of the wall length. Each Tenant’s sign area shall equal 1.5 sq. ft. per lineal foot of the Tenant’s primary building wall. All signs shall be centered unless otherwise approved by Landlord.

2. No signs perpendicular to the wall face of the Building or storefront will be permitted. All signs shall be located in the sign band area. No signs shall be placed to extend above or below the sign band area.

D. DESIGN REQUIREMENTS

1. Imaginative designs which depart from traditional methods and placement are encouraged.

2. Wording of signs shall not include the product or service sold except as part of Tenant’s trade name or insignia. MasterCard/VISA or product trademarks shall be prohibited.

3. The use of logos, logotypes or registered trademarks is permitted.

4. Types of signs permitted are individual channel letters fabricated painted aluminum, stainless steel, or other non-ferrous material letters 30” in height (maximum) mounted to 1” stand- offs and attached to the exterior of the Building in the sign band area. All signs will be illuminated. Backer panels and raceway are allowed if they are designed in an architecturally pleasing manner to enhance the look of the sign. Cabinet type signs are prohibited. Behind the glass and inside the leased premises, lighted signs are permitted - one sign per surface or façade of the leased premises.

5. Color choice and letter styles are unrestricted. Imaginative design solutions are preferable.

6. Letter or logo materials can include such choices as plexiglass, lexan, aluminum, stainless steel, brass and copper. Sheet metal construction will be prohibited.

7. The maximum height of an individual letter on the designated sign band shall be thirty (30) inches.

8. The design of all signs, including style and placement of lettering, size, color, materials and method of illumination, shall be subject to the approval of the Landlord.

E. SHOP DRAWING REQUIREMENTS

All drawings to be fully dimensioned and drawn to scale to the following specifications:

1. An elevation view is required to show wall area and sign placement.

2. An end view detail is required to show depth of letter and stand-off from wall and installation methods.

3. All materials are to be specified including brand names and thickness. Also, paint brands, color and primer usage to be specified.

Exhibit D – Page 2

4. Design and lettering details to have crisp edges, as if ready to project to full size patterns.

F. CONSTRUCTION REQUIREMENTS

1. All exterior signs, bolts, fastenings and clips shall be of non-rusting materials such as enamel, stainless steel, aluminum, brass or bronze. No ferrous materials of any type will be permitted.

2. All exterior letters and signs exposed to the weather shall be mounted in alignment and with the sign band set off with aluminum spacers a minimum of 1/2” to permit proper dirt and water drainage.

3. Location of all penetrations in sign band or building walls shall be indicated by the sign contractor on drawings submitted to the Landlord.

4. Penetrations of the Building structure shall only be allowed for stand-off mounting and shall be kept to an absolute minimum. All exterior signs are to be mounted in the sign band.

5. Company labels will not be permitted on the exposed surface of signs except those required by local ordinance which shall be applied in an inconspicuous location.

6. Sign contractor shall repair any damage to property or building caused by its work.

7. Tenant shall be fully responsible for the actions of Tenant’s sign contractors.

G. CONSTRUCTION DETAILS

1. Letter Construction Materials for construction are fairly open, but all construction to be of “craftsman” quality and installed by a reputable contractor.

2. Secondary Wiring No exposed wiring running between individual letters shall be allowed. Amp load shall be computed and shown on drawing.

3. Installation All letters are to be mounted on the designated sign band, as shown on the elevations.

H. MAINTENANCE

1. Tenant is responsible for any damage to the Building as caused by the sign. Tenant is advised to have an understanding with the sign contractor that constructs the sign of its liability regarding damage that occurs as a result of a sign installation or defect.

2. Maintenance of the Tenant’s sign is of prime importance. The cleaning of the sign on a regular basis is also required. Any delamination or other structural occurrence that reflects on the visual appeal of the sign shall be repaired at the expense of the Tenant in a timely fashion. All criteria set forth here also apply to maintenance service and reconstruction.

3. Landlord advises the purchase of an extended warranty from your sign contractor to satisfy the above maintenance requirements.

Exhibit D – Page 3

EXHIBIT E

FORM OF GUARANTY OF LEASE

THIS GUARANTY OF LEASE (“Guaranty”) is entered into as of the _______ day of February, 2021, by JAMES CHAE and JENNIE Y. CHAE, husband and wife, jointly and severally, on behalf of each of their marital, community and sole and separate property estates (collectively, “Guarantor”), for the benefit of CERRITOS WEST COVENANT GROUP LLC, a Nevada limited liability company, CERRITOS WEST EXCHANGE I LLC, a Nevada limited liability company and CERRITOS WEST EXCHANGE II LLC, a Nevada limited liability company, as tenants in common (collectively, “Landlord”), with reference to the following facts:

Landlord and Yoshiharu Cerritos, a California Corporation, dba “Yoshiharu Japanese Ramen” (“Tenant”) have entered or will enter into a lease on or about the date hereof (the “Lease”) for certain premises located 11525 South Street, Suite B, Cerritos, California 90703.

By its covenants herein set forth, Guarantor has induced Landlord to enter into the Lease, which was made and entered into in consideration for Guarantor’s said covenants.

1. Guarantor unconditionally guarantees, without deduction by reason of setoff, defense or counterclaim, to Landlord and its successors and assigns the full and punctual payment, performance and observance by Tenant, of all of the amounts, terms, covenants and conditions in the Lease contained on Tenant’s part to be paid, kept, performed and observed.

2. If Tenant shall at any time default in the punctual payment, performance and observance of any of the amounts, terms, covenants or conditions in the Lease contained on Tenant’s part to be paid, kept, performed and observed, Guarantor will pay, keep, perform and observe same, as the case may be, in the place and stead of Tenant. Guarantor shall also pay to Landlord all reasonable and necessary incidental damages and expenses incurred by Landlord as a direct and proximate result of Tenant’s failure to perform, which expenses shall include reasonable attorneys’ fees and interest on all sums due and owing Landlord by reason of Tenant’s failure to pay same, at the maximum rate allowed by law.

3. Any act of Landlord, or its successors or assigns, consisting of a waiver of any of the terms or conditions of the Lease, the giving of any consent to any matter or thing relating to the Lease, or the granting of any indulgence or extension of time to Tenant may be done without notice to Guarantor and without releasing Guarantor from any of its obligations hereunder.

4. The obligations of Guarantor hereunder shall not be released by Landlord’s receipt, application or release of any security given for the performance and observance of any covenant or condition in the Lease contained on Tenant’s part to be performed or observed, nor by any modification of the Lease, regardless of whether Guarantor consents thereto or receives notice thereof.

5. The liability of Guarantor hereunder shall in no way be affected by: (a) the release or discharge of Tenant in any creditor’s, receivership, bankruptcy or other proceeding; (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease resulting from the operation of any present or future provision of the national bankruptcy act or other statute or from the decision of any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by Tenant; (e) any disability or other defense of Tenant; (f) the cessation from any cause whatever of the liability of Tenant; (g) the exercise by Landlord of any of its rights or remedies reserved under the Lease or by law; or (h) any termination of the Lease.

Exhibit E – Page 1

6. If Tenant shall become insolvent or be adjudicated bankrupt, whether by voluntary or involuntary petition, if any bankruptcy action involving Tenant shall be commenced or filed, if a petition for reorganization, arrangement or similar relief shall be filed against Tenant, or if a receiver of any part of Tenant’s property or assets shall be appointed by any court, Guarantor shall pay to Landlord the amount of all accrued, unpaid and accruing Minimum Annual Rent and other charges due under the Lease to the date when the debtor-in-possession, the trustee or administrator accepts the Lease and commences paying same. At such time as the debtor-in-possession, the trustee or administrator rejects the Lease, however, Guarantor shall pay to Landlord all accrued, unpaid and accruing Minimum Annual Rent and other charges under the Lease for the remainder of the Lease Term. At the option of Landlord, Guarantor shall either: (a) pay Landlord an amount equal to the Minimum Annual Rent and other charges which would have been payable for the unexpired portion of the Lease Term reduced to present-day value; or (b) execute and deliver to Landlord a new lease for the balance of the Lease Term with the same terms and conditions as the Lease, but with Guarantor as tenant thereunder. Any operation of any present or future debtor’s relief act or similar act, or law or decision of any court, shall in no way affect the obligations of Guarantor or Tenant to perform any of the terms, covenants or conditions of the Lease or of this Guaranty.

7. Guarantor may be joined in any action against Tenant in connection with the obligations of Tenant under the Lease and recovery may be had against Guarantor in any such action. Landlord may enforce the obligations of Guarantor hereunder without first taking any action whatever against Tenant or its successors and assigns, or pursuing any other remedy or applying any security it may hold. Guarantor hereby waives all rights to assert or plead at any time any statute of limitations as relating to the Lease, the obligations of Guarantor hereunder and any surety or other defense in the nature thereof including, without limitation, the provisions of California Civil Code Section 2845 or any similar, related or successor provision of law. Guarantor also hereby waives the provisions of Sections 2809, 2810, 2819 and 2850 of the California Civil Code and their successors, and all other waivable defenses.

8. Until all of the covenants and conditions in the Lease on Tenant’s part to be performed and observed are fully performed and observed, Guarantor: (a) shall have no right of subrogation against Tenant by reason of any payment or performance by Guarantor hereunder; and (b) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

9. This Guaranty shall apply to the Lease, any extension, renewal, modification or amendment thereof, to any assignment, subletting or other tenancy thereunder and to any holdover term following the Lease Term granted under the Lease, or any extension or renewal thereof.

10. In the event of any litigation between Guarantor and Landlord with respect to the subject matter hereof, the unsuccessful party in such litigation shall pay to the successful party all fees, costs and expenses thereof, including reasonable attorneys’ fees and expenses.

11. If there is more than one undersigned Guarantor, (a) the term “Guarantor”, as used herein, shall include all of the undersigned; (b) each provision of this Guaranty shall be binding on each one of the undersigned, who shall be jointly and severally liable hereunder; and (c) Landlord shall have the right to join one or all of them in any proceeding or to proceed against them in any order.

12. This instrument constitutes the entire agreement between Landlord and Guarantor with respect to the subject matter hereof, superseding all prior oral and written agreements and understandings with respect thereto. It may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Landlord.

13. This Guaranty shall be governed by and construed in accordance with the laws of the State of California.

14. Every notice, demand or request (collectively “Notice”) required hereunder or by law to be given by either party to the other shall be in writing. Notices shall be given by personal service or by United States certified or registered mail, postage prepaid, return receipt requested, or by telegram, mailgram or same-day or overnight private courier, addressed to the party to be served at the address indicated below or such other address as the party to be served may from time to time designate in a Notice to the other party.

Exhibit E – Page 2

15. Any action to declare or enforce any right or obligation under the Lease may be commenced by Landlord in the Superior Court of Los Angeles County, California. Guarantor hereby consents to the jurisdiction of such Court for such purposes. Any notice, complaint or legal process so delivered shall constitute adequate notice and service of process for all purposes and shall subject Guarantor to the jurisdiction of such Court for purposes of adjudicating any matter related to this Guaranty. Landlord and Guarantor hereby waive their respective rights to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Guarantor or Guarantor against Landlord on any matter whatever arising out of, or in any way connected with, the Lease or this Guaranty.

16. This Guaranty may be assigned in whole or part by Landlord upon written notice to Guarantor, but it may not be assigned by Guarantor without Landlord’s prior written consent, which may be withheld in Landlord’s sole and absolute discretion.

17. The terms and provisions of this Guaranty shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and permitted assigns of the parties hereto.

[remainder of page left blank intentionally – signature page follows]

Exhibit E – Page 3

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

“GUARANTOR”

JAMES CHAE and JENNIE Y.CHAE, husband and wife, jointly and severally, on behalf of each of their marital, community and sole and separate property estates

By:
James Chae

By:
Jennie Y. Chae

Landlord’s Address for Notices:

To Landlord:

Cerritos West Covenant Group LLC

2460 Paseo Verde Parkway, Suite 145

Henderson, Nevada 89074

Attention: Real Estate Department

Guarantor’s Address for Notices:

James Chae

15476 Canon Lane

Chino Hills, CA 91709

Phone: (____) ____-______

E-Mail: jchae@apiis.com

Exhibit E – Page 4

EXHIBIT F

RULES AND REGULATIONS

1.	Tenant will comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. Landlord will not be liable for damages for any error with regard to the admission to or exclusion from the Project of any person. Landlord reserves the right to prevent access to the Project in case of invasion, mob, riot, public excitement or other commotion by requiring all persons to vacate the Project or by other appropriate action, without abatement of rent, for the safety of tenants of the Project and protection of the Project.

2.	Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make reasonable charge for any additional keys. Tenant will not alter any lock or install a new additional lock or bolt on any door to the Premises without written notice to Landlord. Tenant, upon the termination of the Term, will return all door keys furnished to Tenant.

3.	No tenant and no employee or invitee of any tenant will go upon the roof of the Project without first notifying Landlord and obtaining Landlord’s written consent, which consent may, be conditioned or withheld by Landlord in Landlord’s reasonable discretion.

4.	Landlord reserves the right to exclude or expel from the Project any person whom, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Project.

5.	Tenant will close and lock the doors of the Premises before Tenant leaves the Premises each day. Tenant assumes responsibility for protecting the Premises from theft, robbery and pilferage.

6.	Except for minor repairs and installation of temporary promotional materials, Tenant will not mark, drive nails, screw or drill into the partitions, woodwork or plaster, or in any way deface the Premises, except in accordance with Exhibit C – Tenant’s Work and the provisions of the Lease pertaining to alterations, Tenant will not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant will repair any damage resulting, from noncompliance with this rule.

7.	The toilets, urinals, wash bowls and other apparatus must not be used for any purpose other than their intended use. The expense of breakage, stoppage or damage resulting from the violation of this rule will be borne by the Tenant.

8.	Tenant will not display, sell or store merchandise outside the defined exterior walls and permanent doorways of the Premises without first obtaining Landlord’s written consent. The Premises will not be used for lodging or for manufacturing of any kind unless expressly provided herein. No cooking will be done or permitted on the Premises without Landlord’s prior written consent except for use by Tenant of Underwriters Laboratory and legally approved equipment for brewing coffee, tea, hot chocolate and similar beverages and microwave ovens for employee use. Tenant will not use or keep in the Premises, any inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant will not use or permit be used in the Premises any foul or noxious gas or substance; birds or animals; or create any noise, odors or vibrations objectionable to Landlord or tenants of the Project.

9.	Tenant will store all its trash and garbage within the Premises or in other facilities provided by Landlord. Tenant will not place in any trash box or receptacle any material, which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. Containers must not be visible to the general public and must not constitute a fire or health hazard or nuisance to any tenants or customer. Tenant will not burn any trash or garbage in or about the Premises or Project. All garbage and refuse disposal will be made in accordance with directions issued from time to time by Landlord.

Exhibit F – Page 1

10.	Tenant will not place any load upon the floor of the Premises, which exceeds the load per square foot, which such floor was designed to carry and which is allowed by law.

11.	Tenant will not install or use any method of heating or air conditioning other than that supplied by Landlord without the written consent of Landlord, which approval shall not be unreasonably withheld. Tenant will not waste electricity, water or air conditioning, and agrees to cooperate fully with Landlord to assure the most effective operation of the Project’s heating and air conditioning and to comply with any governmental energy saving rules, laws or regulations of which Tenant has actual notice.

12.	Except as otherwise permitted herein, Tenant will not install any radio or television antenna, loudspeaker or other devices on the roof or exterior walls of the Project. Tenant will not interfere with radio or television broadcasting or reception from or in the Project or elsewhere. If Tenant requires telephone, burglar alarm or similar services outside of the demised Premises, it must first obtain, and comply with, Landlord’s instruction in their installation,

13.	Tenant and its authorized representatives and invitees may not use the Parking Area for anything but parking motor vehicles. All motor vehicles must be parked in an orderly manner within the painted lines defining the individual parking places. During peak periods of business activity, Landlord may impose length of time for parking use. Any violations of local code or these Rules and Regulations may result in vehicles being towed away at owner’s expense.

14.	No employee may use any area for motor vehicle parking except the area reasonably designated for employee parking. No tenant may designate an area for employee or reserved customer parking except an area designated in writing by Landlord. No person may use any utility area, truck loading, or other specific use area except for its specified purpose.

15.	Without the prior written consent of Landlord, no person may use the Parking or Common Areas for: vending, peddling, soliciting orders for sale or for membership in or contributions for any organization, distribution or exhibition of any merchandise; parading, patrolling, picketing, demonstrating, or engaging in conduct that might interfere with the use of the Parking or Common Areas or be detrimental to any of the tenants in the Project; or for any purpose when none of the tenants in the Project are open for business.

16.	Canvassing, soliciting and distribution of advertising or any other written material in the Project, other than in the Premises, is prohibited and Tenant will cooperate with Landlord to prevent such activities. No sale by auction will be conducted upon the Premises, whether the auction is, voluntary, involuntary, pursuant to any assignment for benefit or creditors, or pursuant to any bankruptcy or other insolvency proceedings.

17.	Except as permitted in the Lease, no sign, placard, picture, flag, balloon, advertisement, name or notice will be installed or displayed on the outside of the Project, Landlord has the right to remove, at Tenant’s expense and without notice, any signs installed or displayed in violation of this rule. All approved signage or lettering will be printed, painted or affixed at Tenant’s expense and in a manner and by a fully licensed and insured contractor.

18.	Tenant will not display anything against or near doors or windows, which may appear unsightly from outside the Premises.

19.	Any form of lodging on the Premises or within the Common Area is strictly prohibited.

Exhibit F – Page 2

20.	All trash, refuse, and waste material must be placed in adequate containers and removed from the Premises daily. Containers must not be visible to the general public and must not constitute a fire or health hazard or nuisance to any tenants or customers. Tenant will not burn any trash or garbage in or about the Premises.

21.	The sidewalks and Common Area must not be used to display store or place any merchandise, equipment, or devices, except in connection with sidewalk sales held with Landlord’s prior written approval.

22.	Landlord reserves the right, exercisable with notice but without liability to Tenant, to change the name and street address of the Premises and the Project.

23.	Landlord may waive any of these Rules and Regulations for the benefit of Tenant, or any other tenant, but no such waiver by Landlord will be construed as a waiver of the Rules and Regulations in favor of Tenant, nor prevent Landlord from enforcing the Rules and Regulations against Tenant. Landlord reserves the right to change and modify these Rules and Regulations and to make such other Rules and Regulations as in its judgment, may from time to be reasonably necessary for the safety, security, care and cleanliness of the Project and for the preservation of good order.

24.	Tenant is responsible for the observance of the Rules and Regulations by Tenant’s subtenants, employees, agents, clients, customers, and others within the reasonable control of Landlord.

Exhibit F – Page 3

EXHIBIT G

EXCLUSIVE AND PROHIBITED USES

The restrictions set forth below are from leases and agreements which are effective, executed or in the process of being negotiated, which exclusive uses and prohibited uses encumber (or shall encumber) the Premises. Although set forth in terms of restrictions against Landlord, Tenant (including any assignee, subtenant, franchisee or other transferee of Tenant under the Lease) shall not use the Premises in any way which will violate (or cause Landlord to violate) any of the terms and/or conditions or other provisions of such exclusive or restrictive use provisions. In no event shall Tenant have the right to enforce any of the following provisions against Landlord or any other tenant or occupant of the Project. Except as otherwise indicated below, the term “Premises” set forth in each of the provisions below shall be deemed to mean the respective premises in connection with each specific tenant or occupant set forth below, and defined terms used below shall have the meanings ascribed to the same in the subject agreement or document from which such provision is derived. All section references shall refer to the applicable agreement, and bracketed text other than bracketed text within parentheticals has been added to clarify the quoted provisions.

1.	EXCLUSIVE USES

Dental Services:	Landlord shall not execute any lease for premises located within the Project for Dental Services, as such term is defined below (the “Exclusive Use”) nor shall Landlord permit any other space in the Project to be used for Dental Services. The term “Dental Services” shall mean any amount of general dentistry or specialty dentistry (including, without limitation, orthodontics, pediatric dentistry, endodontics, periodontics, prosthodontics, cosmetic dentistry and oral and maxillofacial surgery) services and/or operations.

Mediterranean Restaurant:	Landlord shall not execute any lease for, or subject to the terms and conditions below relating to a Rogue Tenant breach, allow another entity to operate within premises located within the Project to any other “Mediterranean Restaurant,” as defined below (the “Exclusive Use”). The term “Mediterranean Restaurant” shall mean the business operation of a restaurant or food establishment whose primary business is the preparation and retail sale of Mediterranean, Middle Eastern, Persian or Greek cuisine. As used herein, the term “primary business” means that the gross sales of Mediterranean, Middle Eastern, Persian or Greek cuisine constitute more than ten percent (10%) of such tenant’s total annual gross sales from its premises.

2.	PROHIBITED USES

The following uses are not permitted on the Project:

(A)	Any gas station and/or other facility that dispenses gasoline, diesel or other petroleum products as fuel.

(B)	Any (i) automotive service/repair station, or (ii) any facility that both sells and installs any lubricants, tires, batteries, transmissions, brake shoes or any other similar vehicle accessories.

(C)	Any “dollar” (or any increment of a dollar) store or other similar variety discount type store, such as those currently operating under the trade name Dollar Tree, Family Dollar, 99 Cents Only, or Five Below.

Exhibit G – Page 1

(D)	Any use that emits an obnoxious odor, noise or sound that can be heard or smelled outside of any Building.

(E)	An operation primarily used as a storage or warehouse operation, and any assembling, manufacturing, distilling, refining, smelting, agricultural or mining operation.

(F)	Any “second hand” store, any operation selling “surplus” or “salvage” goods, or pawn shop.

(G)	Any mobile home park, trailer court, labor camp, junkyard, or stockyard; provided, however, this prohibition is not applicable to the temporary use of construction trailers during periods of construction, reconstruction or maintenance.

(H)	Any dumping, disposing, incineration or reduction of garbage, but this prohibition does not apply to

(i)	garbage compactors or other garbage collection areas or facilities located near the rear of any Building, or (ii) recycling centers that may be required by Governmental Requirements.

(I)	Any fire sale, bankruptcy sale (unless pursuant to a court order) or auction house operation.

(J)	Any central laundry, dry cleaning plant or laundromat, but this restriction is not intended to prevent the operation of an on-site service oriented solely to pickup and delivery of clothing by the ultimate consumer, with no washing or processing facilities on the Adjacent Parcel, as the same may be found in retail shopping centers in the metropolitan area where the Adjacent Parcel is located.

(K)	Any (i) automobile, truck, trailer or recreational vehicle sales, leasing, or display operation, (ii) car wash or (iii) body shop repair operation.

(L)	Any bowling alley or skating rink.

(M)	Any movie theater or live performance theater.

(N)	Any hotel, motel, short or long term residential use, including: single family dwellings, townhouses, condominiums, other multi-family units, and other forms of living quarters, sleeping apartments or lodging rooms.

(O)	Any veterinary hospital or animal raising or boarding facility.

(P)	Any mortuary or funeral home.

(Q)	Any establishment selling or exhibiting “obscene” material.

(R)	Any establishment selling or exhibiting illicit drugs or related paraphernalia.

(S)	Any establishment that exhibits either live or by other means to any degree, nude or partially clothed entertainers, dancers, wait staff or other employees or contractors.

(T)	Any massage parlor or similar establishment (but the provision of therapeutic massages as part of a first-class health or beauty spa operation or by professional health care providers is permitted).

(U)	Any health spa, fitness center or workout facility.

(V)	Any flea market, amusement or video arcade, pool or billiard hall or dance hall.

(W)	Any training or educational facility, including: beauty schools, barber colleges, reading rooms, places of instruction or other operations catering primarily to students or trainees rather than to customers, but this prohibition is not applicable to on-site employee training incidental to the conduct of its business on the Adjacent Parcel.

Exhibit G – Page 2

(X)	Any gambling facility or operation, including: off-track or sports betting parlor; table games such as blackjack or poker; slot machines, video poker/blackjack/keno machines or similar devices; or bingo hall. Notwithstanding the foregoing, this prohibition is not applicable to government sponsored gambling activities or charitable gambling activities, so long as such activities are incidental to the business operation being conducted.

(Y)	Any firearms testing or firing range, or the sale or display of any type of firearms or ammunition, except that a sporting goods retailer may sell and display firearms and ammunition as an incidental part of its business.

(Z)	(i) any emergency rooms, which includes, for purposes hereof, any use that includes the use of ambulance services; (ii) a blood banks or plasma centers; (iii) any clinics performing abortions; and (iv) any drug treatment or drug rehabilitation centers.

The Project shall not use the Adjacent Parcel for any of the following purposes:

(A)	Any toy store exceeding five thousand (5,000) square feet of Floor Area.

(B)	Any store, department or operation of any size selling or offering for sale any pharmaceutical drugs requiring the services of a licensed pharmacist.

(C)	Any pet shop.

(D)	Any operation offering the sale of alcoholic beverages.

(E)	Any grocery store, supermarket, convenience store or other store, or department within a store, for the sale of food and/or beverages.

(F)	Any department store, discount department store or junior department store.

(G)	Any Membership Wholesale Club, as defined below. “Membership Wholesale Club” means a general merchandise store that sells merchandise in bulk and limits sales to individuals, businesses, or organizations who have purchased a membership in order to shop at the store, such as those currently operating on the date hereof under the trade name Costco, Sam’s Club and BJ’s Wholesale.

(H)	Any lockers, lock-boxes or other type of storage system that is used to receive or store merchandise from a catalog or online retailer.

(I)	Any store, or department within a store, operated as a fulfillment center in connection with receiving, storing or distributing merchandise from a catalog or online retailer.

(J)	Any beauty specialty store or beauty-retail concept store such as those operated on the date of this agreement under the trade name ULTA or Sephora.

Exhibit G – Page 3

EXHIBIT H

FORM OF LANDLORD’S SUBORDINATION OF LIEN

CONSENT AND SUBORDINATION OF LIEN AGREEMENT

This Consent and Subordination of Lien Agreement (this “Agreement”) is made and entered into by and among ______________, a _____________ ______________ (the “Secured Party”) and ______________, _____________ ______________ (the “Landlord”), ______________, a _____________ ______________ (hereinafer called “Tenant” or “Borrower”) with reference to the following:

A. WHEREAS, Landlord and Tenant entered into that certain Lease dated as of _____________, 20 ____ (the “Lease”), for premises consisting of approximately_____________ (________) square feet located at ____________________ (“Premises”), as more particularly described in the Lease, within the shopping center commonly known as “____________________” located in _____________, _____________ (the “Shopping Center”); and

B. WHEREAS, the Secured Party is willing to extend credit to Borrower if Landlord will consent to the Secured Party taking a security interest, chattel mortgage or other lien on certain “Collateral” (as defined below) now or hereafter to be located at or on or affixed to such real property and if Landlord will subordinate any interest in or lien on such Collateral.

C. NOW, THEREFORE, for valuable consideration, the Landlord, Tenant and Secured Party hereby agree as follows:

1. Landlord’s Consent. Landlord, intending to be legally bound hereby, consents to the Secured Party taking a security interest, chattel mortgage or other lien on the following described Collateral and subordinates any interest therein or lien thereon, subject to all of the terms and conditions of this Agreement:

All personal property belonging to Borrower which is located in the Premises, including but not limited to, all furniture, trade fixtures, equipment and inventory (collectively, the “Collateral”).

2. Secured Party’s Right of Removal. Landlord hereby grants Secured Party a limited license (the “License”) to enter upon the Shopping Center and Premises at any time prior to the expiration or earlier termination of the Lease for the sole purpose of inspecting and/or removing such Collateral from the Premises; provided, however, prior to any such entry, Secured Party shall provide Landlord not less than twenty-four (24) hours’ prior written notice to Landlord, together with delivery to Landlord of a certificate of insurance in commercially reasonable form evidencing that Secured Party has obtained a policy of commercial general liability insurance with limits of not less than $1,000,000.00 and that Landlord is a named insured or additional insured thereunder. Secured Party shall use due care in removing the Collateral to prevent damage to the Premises and Shopping Center. Any damage caused to the Premises or Shopping Center by Secured Party or any of its employees, agents or contractors by reason of the exercise of its License and/or removal of the Collateral shall be immediately repaired (including detailed work such as painting and patching) without cost or expense to Landlord. If Secured Party fails to properly repair any such damage when required to do so, Landlord shall have the right, but not the obligation to do so, and Secured Party shall promptly reimburse Landlord for the reasonable cost of such repair. Secured Party shall be liable for damages caused by Secured Party or its employees, agents or contractors during the exercise of its License and any such removal. Accordingly, Secured Party hereby agrees to indemnify, defend and hold Landlord and its affiliates harmless from and against any and all damages, injuries, losses, claims, actions, litigation, liabilities, costs or expenses of any kind, including, but not limited to, reasonable attorneys’ fees, arising from or in connection with Secured Party’s exercise of its License, including any removal and/or repossession of all or any portion of the Collateral from the Premises or from any entry or actions whatsoever on the Premises or the Shopping Center by Secured Party or any of its employees, agents or contractors.

Exhibit H – Page 1

3. No Auction or Sale. Notwithstanding anything to the contrary contained in this Agreement, in no event shall Secured Party conduct a sale or auction (or negotiations or advertising for sale or auction) with respect to the Collateral from the Premises or any other portion of the Shopping Center.

4. Landlord’s Subordination. Landlord hereby subordinates to Secured Party, any and all Landlord’s lien and other lien rights or security interests whether statutory or contractual, perfected or unperfected, respecting the Collateral; provided, however, that this subordination shall not extend to any portion of the Collateral which is or becomes affixed to the Premises, unless the affixed Collateral can be readily detached and removed from the Premises without material damage to the Premises; and provided, further, that this subordination shall not extend to any portion of the Collateral which is or becomes the property of Landlord under the Lease or is or becomes real property, or is or becomes regarded as part of the Premises in accordance with the customs or practices of the marketplace or by operation of law. Accordingly, Landlord will not seek to levy execution on or to foreclose any lien or other security interest on such Collateral or otherwise apply any such Collateral to satisfy any claim of the undersigned against the Borrower, and will notify any successor in interest of the Premises of this consent and disclaimer, which shall be binding on the executors, administrators, successors and assigns of the undersigned; provided, however, notwithstanding anything to the contrary contained herein, in the event Secured Party fails to remove the Collateral prior to the scheduled expiration or earlier termination of the Lease, Secured Party shall be deemed to have waived all right, title and interest in and to the Collateral and Landlord may retain same or sell or dispose of same (subject to the rights of Tenant pursuant to the Lease) at its sole discretion without recourse from Secured Party. Landlord will provide Secured Party with a copy of any notice of a default under the lease delivered by Landlord to Borrower in accordance with Section 6 below.

5. Tenant Consent. Tenant consents to this Agreement, to the granting of the License to Secured Party, and to the exercise by Secured Party of its rights hereunder. Landlord shall not have any liability to Tenant arising out of or relating to the acts or omissions of Secured Party in connection with the exercise by Secured Party of its rights hereunder. Landlord shall not have any duty to inquire as to the validity of Secured Party’s right, title or interest in the Collateral, or as to the authority of any person who purports to act on behalf of Secured Party. Tenant shall indemnify, defend and hold harmless Landlord, its affiliated entities, and each of their respective members, managers, partners, officers, directors, agents, employees, lenders, successors and assigns from and against any and all claims, demands, losses, causes of action, liabilities, cost and expenses arising from or relating to the acts or omissions of Secured Party in connection with the exercise or attempted exercise of its rights under its License, which may be asserted by or incurred in favor of any person or entity (including, without limitation, Tenant), including, without limitation, claims, demands, causes of action, or liabilities (a) for personal injury or property damage, and/or (b) relating to any alleged right, title or interest in or to the Collateral. Tenant hereby further releases Landlord, its affiliated entities and each of their respective members, managers, partners, directors, officers, agents, employees, lenders, successors and assigns from any and all liability for or damage to Tenant’s property, its business or by reason of any rights arising out of this Agreement, or Secured Party’s future conduct pursuant to this Agreement or Landlord’s consent thereto or cooperation therewith.

6. Notices. All notices, statements, demands, consents or approvals or other communications to be given under or pursuant to this Agreement shall be in writing, addressed to the parties at their respective addresses as provided below, and may be delivered or sent by certified mail, return receipt requested or overnight express mail or reputable overnight delivery service (provided accurate delivery records are maintained by such service). The addresses of the parties to whom such notices are to be sent are as follows:

If to Landlord:

Attn:

With a copy to:

Attention:

Exhibit H – Page 2

If to Tenant:

Attn:

If to Secured Party:

Attn:

7. Attorneys’ Fees. In the event that at any time after the date hereof either Landlord, Secured Party or Tenant shall institute any action or proceeding against the other(s) relating to this Agreement, then and in that event, the party(ies) not prevailing in such action or proceeding shall reimburse the prevailing party for the reasonable expenses of attorneys’ fees and all costs and disbursements incurred therein by the prevailing party.

8. No Effect on Lease. This Agreement shall not be deemed to affect or modify the Lease or Tenant’s obligations thereunder, including, without limitation, Tenant’s obligations regarding surrender of the Premises in the condition required under the Lease, removal of such of the Collateral as may be required under the Lease and repair of any damage occasioned thereby. Secured Party shall not be a third party beneficiary with respect to the Lease.

9. Course of Conduct; Successor & Assigns. This Agreement may not be changed or terminated orally or by course of conduct and is binding upon the parties hereto, their successors and assigns and inures to the benefit of the parties hereto, their successors and assigns.

10. Severability. If any term or provision of this Agreement, or the application thereof to any persons or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and shall be enforceable to the extent permitted by law.

11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State where the Premises are situated.

12. Time is of the Essence. Time is of the essence with respect to each of the terms, conditions and provisions of this Agreement.

13. Counterparts. This Agreement may be executed in any number of original or facsimile counterparts or .pdf counterparts delivered by electronic mail, each of which will be effective on delivery and all of which together will constitute one binding agreement of the parties. Any signature page of this Agreement may be detached from any executed counterpart of this Agreement without impairing the legal effect of any signatures and may be attached to another counterpart of this Agreement that is identical in form to the document signed (but that has attached to it one or more additional signature pages).

[remainder of page left intentionally blank – signature page follows]

Exhibit H – Page 3

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

LANDLORD:

__________________,

a ______________________ ___________

By:
Name:
Title:

TENANT:

__________________,

a ______________________ ___________

By:
Name:
Title:

SECURED PARTY:

__________________, _________,

a ______________________ ___________

By:
Name:
Title:

Signature:

Email: aguonc@pacden.com

Exhibit H – Page 4